                                                                    EXHIBIT 4.10

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                     PEGASUS SATELLITE COMMUNICATIONS, INC.

                          11 1/4% SENIOR NOTES DUE 2010


                              ---------------------

                                    INDENTURE

                          Dated as of December 19, 2001

                              ---------------------









                              ---------------------

                 J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION

                                   as Trustee

                              ---------------------


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
                                Table of Contents

                                                                                                              Page

ARTICLE 1.            DEFINITIONS AND INCORPORATION BY REFERENCE.................................................1
         Section 1.01.         Definitions.......................................................................1
         Section 1.02.         Other Definitions................................................................20
         Section 1.03.         Incorporation by Reference of Trust Indenture Act................................20
         Section 1.04.         Rules of Construction............................................................21

ARTICLE 2.            THE NOTES.................................................................................21
         Section 2.01.         Form and Dating..................................................................21
         Section 2.02.         Execution and Authentication.....................................................23
         Section 2.03.         Registrar and Paying Agent.......................................................23
         Section 2.04.         Paying Agent to Hold Money in Trust..............................................24
         Section 2.05.         Holder Lists.....................................................................24
         Section 2.06.         Transfer and Exchange............................................................24
         Section 2.07.         Replacement Notes................................................................37
         Section 2.08.         Outstanding Notes................................................................37
         Section 2.09.         Treasury Notes...................................................................38
         Section 2.10.         Temporary Notes..................................................................38
         Section 2.11.         Cancellation.....................................................................38
         Section 2.12.         Defaulted Interest...............................................................39

ARTICLE 3.            REDEMPTION AND PREPAYMENT.................................................................39
         Section 3.01.         Notices to Trustee...............................................................39
         Section 3.02.         Selection of Notes to Be Redeemed................................................39
         Section 3.03.         Notice of Redemption.............................................................40
         Section 3.04.         Effect of Notice of Redemption...................................................41
         Section 3.05.         Deposit of Redemption or Purchase Price..........................................41
         Section 3.06.         Notes Redeemed or Purchased in Part..............................................41
         Section 3.07.         Optional Redemption..............................................................42
         Section 3.08.         Mandatory Redemption.............................................................42
         Section 3.09.         Offer to Purchase by Application of Excess Proceeds..............................42

ARTICLE 4.            COVENANTS.................................................................................45
         Section 4.01.         Payment of Notes.................................................................45
         Section 4.02.         Maintenance of Office or Agency..................................................45
         Section 4.03.         Reports..........................................................................46
         Section 4.04.         Compliance Certificate...........................................................46
         Section 4.05.         Taxes............................................................................47
         Section 4.06.         Stay, Extension and Usury Laws...................................................47
         Section 4.07.         Restricted Payments..............................................................47
         Section 4.08.         Dividend and Other Payment Restrictions Affecting  Subsidiaries..................50
         Section 4.09.         Incurrence of Indebtedness and Issuance of Preferred  Stock......................51
         Section 4.10.         Asset Sales......................................................................53

                                Table of Contents
                                   (continued)

                                                                                                              Page
         Section 4.11.         Transactions with Affiliates.....................................................54
         Section 4.12.         Liens............................................................................55
         Section 4.13.         Limitation of Certain Subsidiary Indebtedness and  Preferred Stock...............55
         Section 4.14.         Continued Existence..............................................................56
         Section 4.15.         Offer to Repurchase Upon Change of Control.......................................56
         Section 4.16.         Limitation on Issuances and Sales of Capital Stock of  Wholly Owned
                               Restricted Subsidiaries..........................................................57
         Section 4.17.         Limitation on Issuance of Subsidiary Guarantees..................................57
         Section 4.18.         No Amendment of Subordination Provisions.........................................58

ARTICLE 5.            SUCCESSORS................................................................................59
         Section 5.01.         Merger, Consolidation, or Sale of Assets.........................................59
         Section 5.02.         Successor Corporation Substituted................................................59

ARTICLE 6             DEFAULTS AND REMEDIES.....................................................................60
         Section 6.01.         Events of Default. ..............................................................60
         Section 6.02.         Acceleration.....................................................................62
         Section 6.03.         Other Remedies...................................................................63
         Section 6.04.         Waiver of Past Defaults..........................................................63
         Section 6.05.         Control by Majority..............................................................63
         Section 6.06.         Limitation on Suits..............................................................63
         Section 6.07.         Rights of Holders of Notes to Receive Payment....................................64
         Section 6.08.         Collection Suit by Trustee.......................................................64
         Section 6.09.         Trustee May File Proofs of Claim.................................................64
         Section 6.10.         Priorities.......................................................................65
         Section 6.11.         Undertaking for Costs............................................................65

ARTICLE 7.            TRUSTEE...................................................................................66
         Section 7.01.         Duties of Trustee................................................................66
         Section 7.02.         Rights of Trustee................................................................67
         Section 7.03.         Individual Rights of Trustee.....................................................67
         Section 7.04.         Trustee's Disclaimer.............................................................68
         Section 7.05.         Notice of Defaults...............................................................68
         Section 7.06.         Reports by Trustee to Holders of the Notes.......................................68
         Section 7.07.         Compensation and Indemnity.......................................................68
         Section 7.08.         Replacement of Trustee...........................................................69
         Section 7.09.         Successor Trustee by Merger, etc.................................................70
         Section 7.10.         Eligibility; Disqualification....................................................70
         Section 7.11.         Preferential Collection of Claims Against Company................................71

ARTICLE 8.            LEGAL DEFEASANCE AND COVENANT DEFEASANCE..................................................71
         Section 8.01.         Option to Effect Legal Defeasance or Covenant  Defeasance........................71
         Section 8.02.         Legal Defeasance and Discharge...................................................71

                                Table of Contents
                                   (continued)

                                                                                                              Page
         Section 8.03.         Covenant Defeasance..............................................................72
         Section 8.04.         Conditions to Legal or Covenant Defeasance.......................................72
         Section 8.05.         Deposited Money and Government Securities to be Held in Trust; Other
                               Miscellaneous Provisions.........................................................74
         Section 8.06.         Repayment to Company.............................................................74
         Section 8.07.         Reinstatement....................................................................75

ARTICLE 9.            AMENDMENT, SUPPLEMENT AND WAIVER..........................................................75
         Section 9.01.         Without Consent of Holders of Notes..............................................75
         Section 9.02.         With Consent of Holders of Notes.................................................76
         Section 9.03.         Compliance with Trust Indenture Act..............................................77
         Section 9.04.         Revocation and Effect of Consents................................................77
         Section 9.05.         Notation on or Exchange of Notes.................................................78
         Section 9.06.         Trustee to Sign Amendments, etc..................................................78

ARTICLE 10.           MISCELLANEOUS.............................................................................78
         Section 10.01.        Trust Indenture Act Controls.....................................................78
         Section 10.02.        Notices..........................................................................78
         Section 10.03.        Communication by Holders of Notes with Other Holders of Notes....................80
         Section 10.04.        Certificate and Opinion as to Conditions Precedent...............................80
         Section 10.05         Statements Required in Certificate or Opinion....................................80
         Section 10.06         Rules by Trustee and Agents......................................................81
         Section 10.07.        No Personal Liability of Directors, Officers,  Employees and Stockholders........81
         Section 10.08.        Governing Law....................................................................81
         Section 10.09.        No Adverse Interpretation of Other Agreements....................................81
         Section 10.10.        Successors.......................................................................81
         Section 10.11.        Severability.....................................................................81
         Section 10.12         Counterpart Originals............................................................82
         Section 10.13.        Table of Contents, Headings, etc.................................................82

                  INDENTURE dated as of December 19, 2001 between Pegasus Satellite Communications, Inc., a Delaware corporation (the "Company"), and J.P. Morgan Trust Company, National Association, a national banking association, as Trustee (the "Trustee").

                  The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 11 1/4% Series A Senior Notes due January 15, 2010 (the "Series A Notes") and the11 1/4% Series B Senior Notes due January 15, 2010 (the "Series B Notes" and, together with the Series A Notes, the "Notes"):


                                   ARTICLE 1.
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE


SECTION 1.01.                       DEFINITIONS.

                  "144A Global Note" means a Global Note in the form of Exhibit A-1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

                  "1997 Indenture" means the indenture, dated as of October 21, 1997, between the Company and First Union National Bank, as trustee, governing the terms of the 1997 Notes.

                  "1997 Notes" means the Company's 95/8% Senior Notes due 2005.

                  "1997 Notes Subsidiary Guarantees" means the guarantees of the Company's payment obligations under the 1997 Indenture and the 1997 Notes, if and when executed by the Subsidiaries of the Company pursuant to the provisions of the 1997 Indenture.

                  "1998 Indenture" means the indenture, dated as of November 30, 1998, between the Company and First Union National Bank, as trustee, governing the terms of the 1998 Notes.

                  "1998 Notes" means the Company's 9 3/4% Senior Notes due 2006.

                  "1998 Notes Subsidiary Guarantees" means the guarantees of the Company's payment obligations under the 1998 Indenture and the 1998 Notes, if and when executed by the Subsidiaries of the Company pursuant to the provisions of the 1998 Indenture.

                  "1999 Indenture" means the indenture, dated as of November 19, 1999, between the Company and First Union National Bank, as trustee, governing the terms of the 1999 Notes.

                  "1999 Notes" means the Company's 12 1/2% notes due 2007.

                  "1999 Notes Subsidiary Guarantees" means the guarantees of the Company's payment obligations under the 1999 Indenture and the 1999 Notes, if and when executed by the Subsidiaries of the Company pursuant to the provisions of the 1999 Indenture.

                  "2001 Senior Indenture" means the indenture, dated as of May 31, 2001, between the Company and First Union National Bank, as trustee, governing the terms of the 2001 Senior Notes.

                  "2001 Senior Notes" means the Company's 123/8% notes due 2006.

                  "2001 Senior Notes Subsidiary Guarantees" means the guarantees of the Company's payment obligations under the 2001 Senior Indenture and the 2001 Senior Notes, if and when executed by the Subsidiaries of the Company pursuant to the provisions of the 2001 Senior Indenture.

                  "2001 Senior Subordinated Indenture" means the indenture, dated as of May 31, 2001, between the Company and First Union National Bank, as trustee, governing the terms of the 2001 Senior Subordinated Notes.

                  "2001 Senior Subordinated Notes" means the Company's 13 1/2% notes due 2007.

                  "2001 Senior Subordinated Notes Subsidiary Guarantees" means the guarantees of the Company's payment obligations under the 2001 Senior Subordinated Indenture and the 2001 Senior Subordinated Notes, if and when executed by the Subsidiaries of the Company pursuant to the provisions of the 2001 Senior Subordinated Indenture.

                  "Acquired Debt" means, with respect to any specified Person,
(i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person and (ii) Indebtedness secured by a Lien encumbering any assets acquired by such specified Person.

                  "Adjusted Operating Cash Flow" means, for the four most recent fiscal quarters for which internal financial statements are available, Operating Cash Flow of such Person and its Restricted Subsidiaries less DBS Cash Flow for the most recent four-quarter period plus DBS Cash Flow for the most recent quarterly period, multiplied by four.

                  "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

                  "Agent" means any Registrar, Paying Agent or co-Registrar.

                  "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

                  "Asset Sale" means (i) the sale, lease, conveyance or other disposition of any assets (including, without limitation, by way of a sale and leaseback) other than in the ordinary course of business consistent with past practices (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole will be governed by the provisions described in Section 4.15 hereof and/or the provisions described in Section 5.01 hereof and not by the provisions of Section 4.10 hereof and (ii) the issue or sale by the Company or any of its Restricted Subsidiaries of Equity Interests of any of the Company's Restricted Subsidiaries, in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $1.0 million or (b) for net proceeds in excess of $1.0 million. Notwithstanding the foregoing, the following transactions will not be deemed to be Asset Sales: (i) a transfer of assets by the Company to a Wholly Owned Restricted Subsidiary of the Company or by a Wholly Owned Restricted Subsidiary of the Company to the Company or to another Wholly Owned Restricted Subsidiary of the Company, (ii) an issuance of Equity Interests by a Wholly Owned Restricted Subsidiary of the Company to the Company or to another Wholly Owned Restricted Subsidiary of the Company and (iii) a Restricted Payment that is permitted by the provisions of Section 4.07 hereof.

                   "Asset Swap" means an exchange of assets by the Company or a Restricted Subsidiary of the Company for (i) one or more Permitted Businesses,
(ii) a controlling equity interest in any Person whose assets consist primarily of one or more Permitted Businesses and/or (iii) long-term assets that are used in a Permitted Business in a like-kind exchange pursuant to Section 1031 of the Code or any similar or successor provision of the Code.

                   "Bank Facilities" means, with respect to the Company or any of its Restricted Subsidiaries, one or more debt facilities or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

                  "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

                  "Board" or "Board of Directors" means the Board of Directors of the Company or any authorized committee of the Board of Directors.

                  "Business Day" means any day other than a Legal Holiday.

                  "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

                  "Capital Stock" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

                  "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the full faith and credit of the United States government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thompson Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than seven days or on demand for underlying securities of the types described in clauses (ii) and
(iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper having the highest rating at acquisition obtainable from either Moody's Investors Service, Inc. or Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc. and, in each case, maturing within six months after the date of acquisition and (vi) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (i) through (v) of this definition.

                  "Certificate of Designation" means, as the context may require, the Certificate of Designation, Preferences and Relative, Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof of 12 3/4% Series A Cumulative Exchangeable Preferred Stock of Pegasus Satellite Communications, Inc., or the Certificate of Designation, Preferences and Relative, Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof of 12 3/4% Series B Cumulative Exchangeable Preferred Stock of Pegasus Satellite Communications, Inc.

                  "Change of Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) other than the Principal or his Related Parties; (ii) the adoption of a plan relating to the liquidation or dissolution of the Company; (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that (A) any "person" (as defined above) becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time, upon the happening of an event or otherwise), directly or indirectly, of more of the Voting Stock of the Parent (measured by voting power rather than number of shares) than is at the time beneficially owned (as defined above) by the Principal and his Related Parties in the aggregate, (B) the Principal and his Related Parties collectively cease to beneficially own (as defined above) Voting Stock of the Parent having at least 30% of the combined voting power of all classes of Voting Stock of the Parent then outstanding, (C) the Principal and his Affiliates acquire, in the aggregate, beneficial ownership (as defined above) of more than 66 2/3% of the shares of Class A Common Stock at the time outstanding, or (D) the Company ceases to be a Subsidiary of the Parent (except in the case in which the Company becomes the "Parent" as provided in the definition of that term; or (iv) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

                  "Class A Common Stock" means the Parent's Class A Common Stock, par value $.01 per share.

                  "Clearstream" means Clearstream Banking societe anonyme.

                  "Closing Date" means the original date of issuance of the Notes.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Company" means Pegasus Satellite Communications, Inc., a Delaware corporation and any and all successors thereto.

                  "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income (but not loss) of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Wholly Owned Restricted Subsidiary thereof, (ii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iii) the cumulative effect of a change in accounting principles shall be excluded and (iv) the Net Income of any Unrestricted Subsidiary shall be excluded, whether or not distributed to the Company or one of its Subsidiaries.

                  "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the Closing Date or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

                  "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 10.02 hereof and such other address as to which the Trustee may give notice to the Company.

                  "Cumulative Operating Cash Flow" means, as of any date of determination, Operating Cash Flow for the Company and its Restricted Subsidiaries for the period (taken as one accounting period) from the beginning of the first full month commencing after November 30, 1998 to the end of the most recently ended fiscal quarter for which internal financial statements are available at such date of determination, plus all cash dividends received by the Company or a Wholly Owned Restricted Subsidiary of the Company from any Unrestricted Subsidiary of the Company or Wholly Owned Restricted Subsidiary of the Company to the extent that such dividends are not included in the calculation of permitted Restricted Payments under paragraph (C) of Section 4.07
(a) by virtue of clause (iii) of such paragraph.

                  "Cumulative Total Interest Expense" means, with respect to the Company and its Restricted Subsidiaries, as of any date of determination, Total Interest Expense for the period (taken as one accounting period) from the beginning of the first full fiscal month commencing after November 30, 1998 to the end of the most recently ended fiscal quarter for which internal financial statements are available at such date of determination.

                  "Custodian" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

                  "DBS Cash Flow" means income from operations (before depreciation, amortization and Non-Cash Incentive Compensation to the extent deducted in arriving at income from operations) for the Satellite Segment determined on a basis consistent with the segment data contained in the Company's consolidated audited financial statements.

                  "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

                  "Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

                  "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

                  "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature unless, in any such case, the issuer's obligation to pay, purchase or redeem such Capital Stock is expressly conditioned on its ability to do so in compliance with the provisions in Section 4.07 hereof, except that the Series A Preferred Stock and Series B Preferred Stock shall not be deemed to be Disqualified Stock.

                  "Eligible Indebtedness" means any Indebtedness other than (i) Indebtedness in the form of, or represented by, bonds or other securities or any guarantee thereof and (ii) Indebtedness which is, or may be, quoted, listed or ordinarily purchased and sold on any stock exchange, automated trading system or over-the-counter or other securities market (including, without prejudice to the generality of the foregoing, the market for securities eligible for resale pursuant to Rule 144A under the Securities Act).

                  "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

                  "Euroclear" means Euroclear Bank S.A/N.V., as operator of the Euroclear system.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Exchange Offer" has the meaning set forth in the Registration Rights Agreement.

                  "Exchange Offer Registration Statement" has the meaning set forth in the Registration Rights Agreement.

                  "Existing Indebtedness" means all Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the PM&C Credit Facility) in existence on the Closing Date, until such amounts are repaid.

                  "Fair market value" means, with respect to assets or aggregate net proceeds having a fair market value (a) of less than $25.0 million, the fair market value of such assets or proceeds determined in good faith by the Board of Directors of the Company (including a majority of the Independent Directors thereof) and evidenced by a board resolution and (b) equal to or in excess of $25.0 million, the fair market value of such assets or proceeds as determined by an investment banking firm of national standing; provided that the fair market value of the assets purchased in an arm's-length transaction by an Affiliate of the Company (other than a Subsidiary) from a third party that is not also an Affiliate of the Company or such purchaser and contributed to the Company within five Business Days of the consummation of the acquisition of such assets by such Affiliate shall be deemed to be the aggregate consideration paid by such Affiliate (which may include the fair market value of any non-cash consideration to the extent that the valuation requirements of this definition are complied with as to any such non-cash consideration).

                  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Closing Date.

                  "Global Notes" means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, in the form of Exhibit A hereto issued in accordance with Sections 2.01, 2.06(b)(iv), 2.06(d)(ii) or 2.06(f) hereof.

                  "Global Note Legend" means the legend which is required to be placed on all Global Notes issued under this Indenture.

                  "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

                  "guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, co-borrowing arrangements, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

                  "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

                  "Holder" means a Person in whose name a Note is registered.

                  "IAI Global Note" means the Global Note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors.

                  "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing any Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) and, to the extent not otherwise included, the guarantee by such Person of any indebtedness of any other Person. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date; provided that the amount outstanding at any time of any Indebtedness issued with original issue discount is the full amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP. The amount of Indebtedness outstanding as of any date shall not include interest thereon unless it is more than 30 days past due.

                  "Indebtedness to Adjusted Operating Cash Flow Ratio" means, as of any date of determination, the ratio of (a) the aggregate principal amount of all outstanding Indebtedness of a Person and its Restricted Subsidiaries as of such date on a consolidated basis, plus the aggregate liquidation preference of all outstanding preferred stock of the Restricted Subsidiaries of such Person as of such date (excluding Qualified Subsidiary Stock and any such preferred stock held by such Person or a Wholly Owned Restricted Subsidiary of such Person), plus the aggregate liquidation preference or redemption amount of all Disqualified Stock of such Person (excluding any Disqualified Stock held by such Person or a Wholly Owned Restricted Subsidiary of such Person) as of such date to (b) Adjusted Operating Cash Flow of such Person and its Restricted Subsidiaries for the most recent four-quarter period for which internal financial statements are available determined on a pro forma basis after giving effect to all acquisitions and dispositions of assets (notwithstanding clause
(iii) of the definition of "Consolidated Net Income") (including, without limitation, Asset Swaps) made by such Person and its Restricted Subsidiaries since the beginning of such four-quarter period through such date as if such acquisitions and dispositions had occurred at the beginning of such four-quarter period.

                  "Indenture" means this Indenture, as amended or supplemented from time to time.

                  "Indirect Participant" means a Person who holds a beneficial interest in a Global Note through a Participant.

                  "Independent Director" means a member of the Board of Directors who is neither an officer nor an employee of the Company or any of its Affiliates.

                  "Initial Purchasers" means CIBC World Markets Corp. and Bear, Stearns & Co. Inc.

                  "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that an acquisition of assets, Equity Interests or other securities by the Company for consideration consisting of common equity securities, or preferred stock which is not Disqualified Stock, of the Company shall not be deemed to be an Investment.

                  "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

                  "Letter of Transmittal" means the letter of transmittal to be prepared by the Company and sent to all Holders of Notes for use by such Holders in connection with the Exchange Offer.

                  "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

                  "Liquidated Damages" means all liquidated damages then owing pursuant to Section 5 of the Registration Rights Agreement.

                  "Net Income" means, with respect to any Person, the net income
(loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or
(b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries, and (ii) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

                  "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting, investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness in connection with such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

                   "Non-Cash Incentive Compensation" means incentive compensation paid to any officer of the Company or any of its Subsidiaries in the form of Class A Common Stock of the Parent or options to purchase Class A Common Stock of the Parent pursuant to the Pegasus Restricted Stock Plan and the Pegasus 1996 Stock Option Plan.

                  "Non-Recourse Debt" means Indebtedness (i) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise) or (c) constitutes the lender; and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

                  "Non-U.S. Person" means a Person who is not a U.S. Person.

                  "Notes" has the meaning assigned to it in the preamble to this Indenture.

                  "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

                  "Offering" means the offering of the Notes by the Company.

                  "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Assistant Secretary, any Vice-President or any Assistant Vice-President of such Person.

                  "Officers' Certificate" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of
Section 10.05 hereof.

                  "Operating Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period, (A) plus
(i) extraordinary net losses and net losses on sales of assets outside the ordinary course of business during such period, to the extent such losses were deducted in computing such Consolidated Net Income, plus (ii) provision for taxes based on income or profits, to the extent such provision for taxes was included in computing such Consolidated Net Income, and any provision for taxes utilized in computing the net losses under clause (i) hereof, plus (iii) consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income, plus (iv) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash charges (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash charges were deducted in computing such Consolidated Net Income, plus (v) Non-Cash Incentive Compensation to the extent such compensation expense was deducted in computing such Consolidated Net Income and to the extent not included in clause (iv) of this definition and (B) less all non-cash income for such period (excluding any such non-cash income to the extent it represents an accrual of cash income in any future period or amortization of cash income received in a prior period).

                  "Opinion of Counsel" means an opinion from legal counsel who is not unsatisfactory to the Trustee, that meets the requirements of Section
10.05 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

                  "Parent" means Pegasus Communications Corporation, a Delaware corporation; but if another corporation or other entity becomes the owner, directly or indirectly, of all of the common stock of Pegasus Communications Corporation, "Parent" means that corporation or entity; and if the Company ceases to be a Subsidiary of Pegasus Communications Corporation (or any other entity constituting the "Parent" at the relevant time), "Parent" means the Company.

                  "Pari Passu Debt" means senior Indebtedness of the Company or any Subsidiary Guarantor permitted by Section 4.09 hereof, which is pari passu in right of payment with the Notes or any Subsidiary Guarantee.

                  "Participant" means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to The Depository Trust Company, shall include Euroclear and Clearstream).

                  "Participating Broker-Dealer" has the meaning set forth in the Registration Rights Agreement.

                  "Pegasus 1996 Stock Option Plan" means the Pegasus Communications 1996 Stock Option Plan, approved by the Company's stockholders and adopted by the Company in September 1996.

                  "Pegasus Restricted Stock Plan" means the Pegasus Restricted Stock Plan, approved by the Company's stockholders and adopted by the Company in September 1996.

                  "Permitted Businesses" means (i) any media or communications business, including but not limited to, any broadcast television station, cable franchise or other business in the television broadcasting, cable or direct-to-home satellite television industries and (ii) any business reasonably related or ancillary to any of the foregoing businesses.

                  "Permitted Investments" means (a) any Investments in the Company or in a Wholly Owned Restricted Subsidiary of the Company; (b) any Investments in Cash Equivalents; (c) Investments by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment (i) such Person becomes a Wholly Owned Restricted Subsidiary of the Company or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Wholly Owned Restricted Subsidiary of the Company; (d) Investments made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10 hereof; and (e) other Investments made since the date of this Indenture (measured as of the time made and without giving effect to subsequent changes in value) that do not exceed an amount equal to $15.0 million plus, to the extent any such Investments are sold for cash or are otherwise liquidated or repaid for cash, any gains less any losses realized on the disposition of such Investments.

                  "Permitted Liens" means (i) Liens securing term loans, revolving borrowings, letters of credit or other Obligations under any Bank Facility; (ii) Liens securing Eligible Indebtedness of a Subsidiary that was permitted to be incurred under this Indenture; (iii) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Restricted Subsidiary of the Company; provided that such Liens were not created in contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or any Restricted Subsidiary of the Company; (iv) Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company; provided that such Liens were not created in contemplation of such acquisition; (v) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (vi) Liens existing on the Closing Date; (vii) Liens to secure Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations permitted by clause (vii) of Section 4.09(b) hereof, covering only the assets acquired with such Indebtedness; (viii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (ix) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed $1.5 million at any one time outstanding; (x) Liens on deposits or Cash Equivalents made pursuant to legally binding agreements or non-binding letters of intent to acquire assets (or the Capital Stock of Persons owning such assets), in an amount not to exceed 10% of the purchase price of such assets or Capital Stock; provided that the assets to be acquired (or the Capital Stock of Persons owning such assets) will be owned by the Company or a Restricted Subsidiary of the Company upon consummation of the contemplated acquisition;
(xi) Liens encumbering deposits or Cash Equivalents made to secure obligations of the Company to repurchase Capital Stock of the Company pledged to secure obligations of employees of the Company in an aggregate amount not to exceed $5.0 million at any time outstanding; and (xii) Liens on assets of or Equity Interests in Unrestricted Subsidiaries that secure Non-Recourse Debt of Unrestricted Subsidiaries.

                  "Permitted Refinancing Debt" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries; provided that (i) the principal amount of (or accreted value, if applicable) such Permitted Refinancing Debt does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus (a) the amount of reasonable expenses incurred in connection therewith and (b) the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of such refinancing or deemed by the Company or such Restricted Subsidiary necessary to be paid in order to effectuate such refinancing); (ii) such Permitted Refinancing Debt has a final maturity date not earlier than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Debt has a final maturity date later than the final maturity date of the Notes, and is subordinated in right of payment to the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iv) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (v) if such Permitted Refinancing Debt is incurred by a Restricted Subsidiary that is not a Subsidiary Guarantor, such Permitted Refinancing Debt constitutes Eligible Indebtedness.

                  "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or agency or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

                  "PM&C" means Pegasus Media & Communications, Inc., a Delaware corporation and a direct Subsidiary of the Company.

                  "PM&C Credit Facility" means the Amended and Restated Credit Agreement, dated as of January 14, 2000, by and among PM&C, the several lenders from time to time party thereto and Bankers Trust Company, as agent for such lenders, as amended through the Closing Date.

                  "Principal" means Marshall W. Pagon.

                  "Private Placement Legend" means the legend set forth in
Section 2.06(g)(i) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

                  "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

                  "Qualified Subsidiary Stock" means Capital Stock of a Subsidiary of the Company which by its terms (a) does not mature, or is not mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, and is not redeemable at the option of the Holder thereof, in whole or in part, prior to January 15, 2011 (in each case, whether automatically or upon the happening of any event) (unless, in any such case, the issuer's obligation to pay, purchase or redeem such Capital Stock is expressly conditioned on its ability to do so in compliance with Section 4.07 hereof), (b) is automatically exchangeable into shares of Capital Stock of the Company or its parent company that is not Disqualified Stock upon the earlier to occur of (i) the occurrence of an Event of Default and (ii) January 15, 2009, (c) has no voting or remedial rights and (d) does not permit the payment of cash dividends prior to January 15, 2010 (unless, in the case of this clause (d), the issuer's ability to pay cash dividends is expressly conditioned on its ability to do so in compliance with Section 4.07 hereof).

                  "Registration Rights Agreement" means the Registration Rights Agreement, dated December 19, 2001, between the Company and the Initial Purchasers, as such agreement may be amended, modified or supplemented from time to time.

                  "Regulation S" means Regulation S promulgated under the Securities Act.

                  "Regulation S Global Note" means a Global Note in the form of Exhibit A-2 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of the Depositary and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

                  "Regulation S Temporary Global Note" means a temporary Global
Note in the form of Exhibit A-2 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depository or its nominee, issued in a denomination equal to the aggregate outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S prior to the expiration of the Restricted Period.

                  "Related Party" with respect to the Principal means (A) any immediate family member of the Principal or (B) any trust, corporation, partnership or other entity, more than 50% of the voting equity interests of which are owned directly or indirectly by, and which is controlled by, the Principal and/or such other Persons referred to in the immediately preceding clause (A). For purposes of this definition, (i) "immediate family member" means spouse, parent, step-parent, child, sibling or step-sibling and (ii) "control" has the meaning specified in the definition of "Affiliate" contained herein. In addition, the Principal's estate shall be deemed to be a Related Party until such time as such estate is distributed in accordance with the Principal's will or applicable state law.

                  "Responsible Officer" when used with respect to the Trustee, means any officer within the Institutional Trust Services department of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

                  "Restricted Definitive Note" means a Definitive Note bearing the Private Placement Legend.

                  "Restricted Global Note" means a Global Note bearing the Private Placement Legend.

                  "Restricted Investment" means any Investment other than a Permitted Investment.

                  "Restricted Period" means the 40-day restricted period as defined in Regulation S.

                  "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

                  "Rule 144" means Rule 144 promulgated under the Securities
Act.

                  "Rule 144A" means Rule 144A promulgated under the Securities Act.

                  "Rule 903" means Rule 903 promulgated under the Securities
Act.

                  "Rule 904" means Rule 904 promulgated under the Securities
Act.

                  "SEC" means the Securities and Exchange Commission.

                  "Satellite Segment" means the business involved in the marketing of video and audio programming and data information services through transmission media consisting of space-based satellite broadcasting services, the assets related to the conduct of such business held by the Company and its Restricted Subsidiaries on the Closing Date, plus all other assets acquired by the Company or any of its Restricted Subsidiaries that are directly related to such business (excluding, without limitation, the terrestrial television broadcasting business and the assets related thereto and the cable television business and the assets related thereto); provided that any assets acquired by the Company or any of its Restricted Subsidiaries after the Closing Date that are not directly related to such business shall not be included for purposes of this definition.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Series A Preferred Stock" means the Company's 12 3/4% Series A Cumulative Exchangeable Preferred Stock.

                  "Series B Preferred Stock" means the Company's 12 3/4% Series B Cumulative Exchangeable Preferred Stock.

                  "Series A Notes" has the meaning assigned to it in the preamble to this Indenture.

                  "Series B Notes" has the meaning assigned to it in the preamble to this Indenture.

                  "Shelf Registration Statement" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

                  "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of this Indenture.

                  "Split Dollar Agreement" means the Split Dollar Agreement between the Company and Nicholas A. Pagon, Holly T. Pagon and Michael B. Jordan, as trustees of an insurance trust established by Marshall W. Pagon, as in effect on the Closing Date.

                  "Stated Maturity" means, with respect to any interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

                  "Subordinated Exchange Note Indenture" means the Indenture filed as an exhibit to the Certificate of Designation which would govern the Subordinated Exchange Notes, if issued, as the same may be amended, but without giving effect to any amendment that materially alters the economic terms thereof.

                  "Subordinated Exchange Notes" means the Company's 12 3/4% Senior Subordinated Exchange Notes due 2007 issuable pursuant to the Subordinated Exchange Note Indenture in exchange for the Company's Series A Preferred Stock or Series B Preferred Stock.

                  "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries (of such Person or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such a Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof.)

                  "Subsidiary Guarantee" means the Subsidiary Guarantee by each Subsidiary Guarantor of the Company's payment obligations under this Indenture and the Notes, executed pursuant to the provisions of this Indenture.

                  "Subsidiary Guarantor" means any Restricted Subsidiary that shall have guaranteed, pursuant to a supplemental indenture and the requirements therefor set forth in this Indenture, the payment of all principal of, and interest and premium, if any, on, the Notes and all other amounts payable under the Notes or this Indenture, which guarantee shall be pari passu with or senior to all Indebtedness of such Restricted Subsidiary.

                  "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb as amended) as in effect on the date on which this Indenture is qualified under the TIA.

                  "Total Interest Expense" means, with respect to any Person for any period, the sum of (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations) and (ii) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period, to the extent such amounts are not included in clause (i) of this definition, and (iii) any interest expense for such period on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets (other than Equity Interests in Unrestricted Subsidiaries securing Indebtedness of Unrestricted Subsidiaries) of such Person or one of its Restricted Subsidiaries (whether or not such guarantee or Lien is called upon) and (iv) all cash dividend payments during such period on any series of preferred stock of a Restricted Subsidiary of such Person.

                  "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

                  "Unrestricted Global Note" means a permanent Global Note in the form of Exhibit A attached hereto that bears the Global Note Legend and that has the "Schedule of Exchanges of Interests in the Global Note" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Notes that do not bear the Private Placement Legend.

                  "Unrestricted Definitive Note" means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

                  "Unrestricted Subsidiary" means any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, or was so designated after November 30, 1998, for purposes of the 1998 Indenture; but only to the extent that such Subsidiary (a) has no Indebtedness other than Non-Recourse Debt; (b) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; (c) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries; and (e) has at least one executive officer that is not a director or executive officer of the Company or any of its Restricted Subsidiaries. Any such designation made by the Board of Directors at a time when any Notes are outstanding shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by
Section 4.07 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09 hereof

(treating such Subsidiary as a Restricted Subsidiary for such purpose for the period relevant to such covenant), the Company shall be in default of such covenant); provided, however, that in the event an Unrestricted Subsidiary ceases to meet the requirement set forth in clause (e) of this definition, such Unrestricted Subsidiary shall have 60 days to meet such requirement before such Unrestricted Subsidiary shall cease to be an Unrestricted Subsidiary. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall be permitted only if (i) such Indebtedness is permitted under
Section 4.09 hereof (treating such Subsidiary as a Restricted Subsidiary for such purpose for the period relevant to such covenant) and (ii) no Default or Event of Default would be in existence following such designation.

                  "U.S. Person" means a U.S. person as defined in Rule 902(o) under the Securities Act.

                  "Voting Stock" means with respect to any specified Person, Capital Stock with voting power, under ordinary circumstances and without regard to the occurrence of any contingency, to elect the directors or other managers or trustees of such Person.

                  "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

                  "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock (other than Qualified Subsidiary Stock) or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person and/or by one or more Wholly Owned Restricted Subsidiaries of such Person.

SECTION 1.02.                       OTHER DEFINITIONS.

                                                                   Defined in
Term                                                                 Section
----                                                               ----------
"Affiliate Transaction"................................................4.11
"Asset Sale Offer".....................................................4.10
"Basket Period"........................................................4.07
"Change of Control Offer"..............................................4.15
"Change of Control Payment"............................................4.15
"Change of Control Payment Date".......................................4.15
"Covenant Defeasance"..................................................8.03
"custodian"............................................................6.01
"DTC"..................................................................2.03
"Event of Default".....................................................6.01
"Excess Proceeds"......................................................4.10
"incur"................................................................4.09
"Legal Defeasance".....................................................8.02
"Notice of Default"....................................................6.01
"Offer Amount".........................................................3.09
"Offer Period..........................................................3.09
"outstanding"..........................................................8.02
"Paying Agent".........................................................2.03
 "Payment Default".....................................................6.01
"Purchase Date"........................................................3.09
"Registrar"............................................................2.03
"Restricted Payments"..................................................4.07

SECTION 1.03.     INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

                  Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

                  The following TIA terms used in this Indenture have the following meanings:

                  "indenture securities" means the Notes and the Subsidiary Guarantees;

                  "indenture security Holder" means a Holder of a Note;

                  "indenture to be qualified" means this Indenture;

                  "indenture Trustee" or "institutional Trustee" means the Trustee;

                  "obligor" on the Notes means the Company and any successor obligor upon the Notes.

                  All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.


SECTION 1.04.                       RULES OF CONSTRUCTION.

                  Unless the context otherwise requires:

                  (1) a term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (3) "or" is not exclusive;

                  (4) words in the singular include the plural, and in the plural include the singular;

                  (5) provisions apply to successive events and transactions;
and

                  (6) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.


                                   ARTICLE 2.
                                   THE NOTES


SECTION 2.01.                       FORM AND DATING.

         (a) General. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof.

                  The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

         (b) Global Notes. Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

         (c) Temporary Global Notes. Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Temporary Global Note, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, at its Corporate Trust Office, as custodian for the Depository, and registered in the name of the Depository or the nominee of the Depository for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by Issuer and authenticated by the Trustee as hereinafter provided. The Restricted Period shall terminate upon the receipt by the Trustee of (i) a written certificate from the Depository, together with copies of certificates from Euroclear and Clearstream certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Note (except to the extent of any beneficial owners thereof who acquired an interest therein during the Restricted Period pursuant to another exemption from registration under the Securities Act and who will take delivery of a beneficial ownership interest in a 144A Global Note bearing a Private Placement Legend, all as contemplated by Section 2.06(a)(ii) hereof), and (ii) an Officers' Certificate directing the Trustee to authenticate and deliver the Regulation S Permanent Global Note from Issuer. Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Note shall be exchanged for beneficial interests in Regulation S Permanent Global Notes pursuant to the Applicable Procedures. Simultaneously with the authentication of Regulation S Permanent Global Notes, the Trustee shall cancel the Regulation S Temporary Global Note. The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

         (d) Euroclear and Clearstream Procedures Applicable. The operating procedures, terms and conditions of Euroclear and Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes that are held by Participants through Euroclear or Clearstream.

SECTION 2.02.           EXECUTION AND AUTHENTICATION.

                  An Officer shall sign the Notes for the Company by manual or facsimile signature.

                  If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

                  A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

                  The Trustee shall, upon a written order of the Company signed by an Officer (an "Authentication Order"), authenticate Notes for original issue in the aggregate principal amount stated in the Authentication Order. This Indenture does not limit the aggregate principal amount of Notes that may be issued or outstanding hereunder.

                  The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.


SECTION 2.03.               REGISTRAR AND PAYING AGENT.

                  The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

                  The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

                  The Company initially appoints the Trustee, at its office located at J.P. Morgan Trust Company, N.A., 55 Water Street, Room 244, North Building, New York, NY 10041, Attn: Institutional Trust Securities Window and such other address as to which the Trustee may give notice to the Company, to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

SECTION 2.04.                       PAYING AGENT TO HOLD MONEY IN TRUST.

                  The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Liquidated Damages, if any, or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.


SECTION 2.05.                       HOLDER LISTS.

                  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA ss.312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA ss.312(a).


SECTION 2.06.                       TRANSFER AND EXCHANGE.

         (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if (i) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary, (ii) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee (provided that in no event shall the Regulation S Temporary Global Note be exchanged by the Company for Definitive Notes prior to (x) the expiration of the Restricted Period and (y) receipt by the Registrar of any certificates required pursuant to Rule 903(c)(3)(ii)(3) under the Securities Act) or (iii) there shall have occurred and be continuing a Default or Event of Default with respect to the Notes. Upon the occurrence of any of the preceding events in (i), (ii) or (iii) above, Definitive Notes shall be issued in such names and denominations as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this
Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b),(c) or (f) hereof.

         (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

                  (i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than the Initial Purchasers). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

                  (ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above. Upon consummation of an Exchange Offer by the Company in accordance with Section 2.06(f) hereof, the requirements of this Section 2.06(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

                  (iii) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) above and the Registrar receives the following:

                           (A) if the transferee will take delivery in the form
                  of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                           (B) if the transferee will take delivery in the form
                  of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                           (C) if the transferee will take delivery in the form
                  of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications and certificates and Opinion of Counsel required by item (3) thereof, if applicable.

                  (iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in the Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global
         Note if the exchange or transfer complies with the requirements of
         Section 2.06(b)(ii) above and:

                           (A) such exchange or transfer is effected pursuant to
                  the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Series B Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                           (B) such transfer is effected pursuant to the Shelf
                  Registration Statement in accordance with the Registration Rights Agreement;

                           (C) such transfer is effected by a Participating
                  Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                           (D) the Registrar receives the following:

                                    (1) if the holder of such beneficial
         interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

                                    (2) if the holder of such beneficial
         interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

         and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

                  Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

         (c) Transfer or Exchange of Beneficial Interests for Definitive Notes.

                  (i) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

                           (A) if the holder of such beneficial interest in a
                  Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

                           (B) if such beneficial interest is being transferred
                  to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                           (C) if such beneficial interest is being transferred
                  to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                           (D) if such beneficial interest is being transferred
                  pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                           (E) if such beneficial interest is being transferred
                  to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

                           (F) if such beneficial interest is being transferred
                  to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

                           (G) if such beneficial interest is being transferred
                  pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive
         Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

                  (ii) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

                           (A) such exchange or transfer is effected pursuant to
                  the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Series B Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                           (B) such transfer is effected pursuant to the Shelf
                  Registration Statement in accordance with the Registration Rights Agreement;

                           (C) such transfer is effected by a Participating
                  Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                           (D) the Registrar receives the following:

                                    (1) if the holder of such beneficial
         interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

                                    (2) if the holder of such beneficial
         interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

         and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  (iii) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive
         Note issued in exchange for a beneficial interest pursuant to this
         Section 2.06(c)(iii) shall not bear the Private Placement Legend.

                  (d) Transfer and Exchange of Definitive Notes for Beneficial Interests.

                  (i) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

                           (A) if the Holder of such Restricted Definitive Note
                  proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item
                  (2)(b) thereof;

                           (B) if such Restricted Definitive Note is being
                  transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                           (C) if such Restricted Definitive Note is being
                  transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                           (D) if such Restricted Definitive Note is being
                  transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                           (E) if such Restricted Definitive Note is being
                  transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs
                  (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

                           (F) if such Restricted Definitive Note is being
                  transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

                           (G) if such Restricted Definitive Note is being
                  transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause (c) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.

                  (ii) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

                           (A) such exchange or transfer is effected pursuant to
                  the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Series B Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                           (B) such transfer is effected pursuant to the Shelf
                  Registration Statement in accordance with the Registration Rights Agreement;

                           (C) such transfer is effected by a Participating
                  Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                           (D) the Registrar receives the following:

                                    (1) if the Holder of such Definitive Notes
         proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

                                    (2) if the Holder of such Definitive Notes
         proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

         and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

         Upon satisfaction of the conditions of any of the subparagraphs in this
         Section 2.06(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

                  (iii) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

                  If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (ii)(B), (ii)(D) or
(iii) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

         (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

                  (i) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

                           (A) if the transfer will be made pursuant to Rule
                  144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                           (B) if the transfer will be made pursuant to Rule 903
                  or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                           (C) if the transfer will be made pursuant to any
                  other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

                  (ii) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

                           (A) such exchange or transfer is effected pursuant to
                  the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Series B Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                           (B) any such transfer is effected pursuant to the
                  Shelf Registration Statement in accordance with the Registration Rights Agreement;

                           (C) any such transfer is effected by a Participating
                  Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                           (D) the Registrar receives the following:

                                    (1) if the Holder of such Restricted
         Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

                                    (2) if the Holder of such Restricted
         Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

         and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  (iii) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

         (f) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not broker-dealers, (y) they are not participating in a distribution of the Series B Notes and (z) they are not affiliates (as defined in Rule 144) of the Company, and accepted for exchange in the Exchange Offer and (ii) Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Definitive Notes in the appropriate principal amount.

         (g) Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

                  (i) Private Placement Legend.

                           (A) Except as permitted by subparagraph (B) below,
                  each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

         THIS SENIOR NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE ACT) OR (B) IT IS AN "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) UNDER THE ACT) (AN "ACCREDITED INVESTOR"), OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SENIOR NOTE IN AN OFFSHORE TRANSACTION, (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS SENIOR NOTE EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (C) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE ACT, (D) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHED (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SENIOR NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE), (E) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE ACT, (F) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE ACT (IF AVAILABLE) OR
         (G) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SENIOR NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SENIOR NOTE PURSUANT TO CLAUSES (D), (F) AND (G) ABOVE, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATES, LEGAL OPINIONS OR OTHER INFORMATION AS ANY OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM OR IN A TRANSACTION NOT SUBJECT TO THE REGISTRATION REQUIREMENTS OF THE ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE ACT.

                           (B) Notwithstanding the foregoing, any Global Note or
                  Definitive Note issued pursuant to subparagraphs (b)(iv),
                  (c)(ii), (c)(iii), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f)
                  to this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

                  (ii) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

         "THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO
         SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY."

         (h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

         (i) General Provisions Relating to Transfers and Exchanges.

                  (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the Company's order or at the Registrar's request.

                  (ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.10, 4.15 and 9.05 hereof).

                  (iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

                  (iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

                  (v) The Company shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (c) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

                  (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

                  (vii) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

                  (viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this
         Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.


SECTION 2.07.                 REPLACEMENT NOTES.

                  If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

                  Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.


SECTION 2.08.                OUTSTANDING NOTES.

                  The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note; however, Notes held by the Company or a Subsidiary of the Company shall not be deemed to be outstanding for purposes of Section 3.07(b) hereof.

                  If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

                  If the principal amount of any Note is considered paid under
Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

                  If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.


SECTION 2.09.                       TREASURY NOTES.

                  In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded.


SECTION 2.10.                       TEMPORARY NOTES.

                  Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.

                  Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.


SECTION 2.11.                       CANCELLATION.

                  The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy canceled Notes (subject to the record retention requirement of the Exchange
Act). Certification of the destruction of all canceled Notes shall be delivered to the Company, upon written request of the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

SECTION 2.12.                DEFAULTED INTEREST.

                  If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.


                                   ARTICLE 3.
                            REDEMPTION AND PREPAYMENT


SECTION 3.01.               NOTICES TO TRUSTEE.

                  If the Company is required to make an offer to purchase Notes pursuant to the provisions of Section 3.09 hereof, it shall furnish to the Trustee an Officers' Certificate setting forth (i) the Section of this Indenture pursuant to which the purchase shall occur, (ii) the purchase date, (iii) the principal amount of Notes to be purchased, (iv) the purchase price and (v) a statement to the effect that a Change of Control or Asset Sale Offer has occurred and the conditions set forth in Sections 4.15 and 3.09 hereof have been satisfied, as applicable.


SECTION 3.02.              SELECTION OF NOTES TO BE REDEEMED.

                  If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed among the Holders of the Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, to be redeemed among the Holders of Notes on a pro rata basis, by lot or by such method as the Trustee deems fair and appropriate; provided that no Notes of $1,000 or less shall be redeemed in part. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

                  The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption shall become due on the redemption date. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption. Except as provided in this Section 3.02, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.


SECTION 3.03.                  NOTICE OF REDEMPTION.

                  Subject to the provisions of Section 3.09 hereof, at least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

                  The notice shall identify the Notes to be redeemed and shall state:

         (a) the redemption date;

         (b) the redemption price;

         (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original;

         (d) the name and address of the Paying Agent;

         (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

         (f) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

         (g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

         (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

                  At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 30 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.


SECTION 3.04.               EFFECT OF NOTICE OF REDEMPTION.

                  Once notice of redemption is mailed in accordance with Section
3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.


SECTION 3.05.               DEPOSIT OF REDEMPTION OR PURCHASE PRICE.

                  One Business Day prior to 10:00 a.m. Eastern Time on the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money in immediately available funds sufficient to pay the redemption or purchase price of and accrued interest, if any, on all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption or purchase price of, and accrued interest on, all Notes to be redeemed or purchased.

                  If Notes called for redemption or tendered in a Change of Control Offer are paid or if the Company has deposited with the Trustee or Paying Agent money sufficient to pay the redemption or purchase price of, and unpaid and accrued interest, if any, on all Notes to be redeemed or purchased, on and after the applicable redemption or purchase date, interest, if any, ceases to accrue on the Notes or the portions of Notes called for redemption or tendered and not withdrawn in a Change of Control Offer (regardless of whether certificates for such Notes are actually surrendered). If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest, if any, shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption or subject to a Change of Control Offer shall not be so paid upon surrender for redemption or purchase because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case, at the rate provided in the Notes and in Section 4.01 hereof.


SECTION 3.06.               NOTES REDEEMED OR PURCHASED IN PART.

                  Upon surrender of a Note that is redeemed or purchased in part, the Company shall issue and, upon the Company's written request, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered.

SECTION 3.07.                OPTIONAL REDEMPTION.

         (a) The Notes shall not be redeemable at the Company's option prior to January 15, 2006. The Notes may be redeemed, in whole or in part, at the option of the Company on or after January 15, 2006, at the redemption prices specified below (expressed as percentages of the principal amount thereof), in each case, together with accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of redemption, upon not less than 30 nor more than 60 days notice, if redeemed during the twelve-month period beginning on January 15 of the years indicated below:


                                                       Redemption
Year                                                     Price
----                                                   ----------
2006                                                    105.625%
2007                                                    102.813%
2008 and thereafter                                     100.000%


         (b) Notwithstanding the foregoing, prior to January 15, 2005, the Company may, on any one or more occasions, use the net proceeds of one or more offerings of its Capital Stock to redeem up to 35% of the aggregate principal amount of the Notes that had been issued under this Indenture up to the time of redemption at a redemption price of 111.250% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the date of redemption; provided that, after any such redemption, the aggregate principal amount of the Notes outstanding (excluding Notes held by the Company and its subsidiaries) must equal at least 65% of the aggregate principal amount of the notes that had been issued under this Indenture up to the time of redemption; and provided further, that any such redemption shall occur within 90 days of the date of closing of such offering of Capital Stock of the Company.

         (c) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.


SECTION 3.08.               MANDATORY REDEMPTION.

                  The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.


SECTION 3.09.               OFFER TO PURCHASE BY APPLICATION OF EXCESS PROCEEDS.

         (a) In the event that, pursuant to Section 4.10 hereof, the Company shall be required to commence an Asset Sale Offer, it shall follow the procedures specified below with respect to the Holders of Notes.

         (b) The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), the Company shall purchase the principal amount of Notes required to be purchased pursuant to Section 4.10 hereof (the "Offer Amount") or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

         (c) The Company shall comply with any tender offer rules under the Exchange Act which may then be applicable, including Rule 14e-1, in connection with any offer required to be made by the Company to repurchase the Notes as a result of an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 3.09, the Company shall comply with the applicable securities laws or regulations and shall not be deemed to have breached its obligations hereunder by virtue thereof.

         (d) If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

         (e) Upon the commencement of an Asset Sale Offer, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

                  (i) that the Asset Sale Offer is being made pursuant to this
         Section 3.09 and Section 4.10 hereof and the length of time the Asset Sale Offer shall remain open;

                  (ii) the Offer Amount, the purchase price and the Purchase Date and, if any Restricted Subsidiary is required to and does make an offer to holders of its Indebtedness pursuant to a requirement similar to that contained in Section 4.10 and this Section, the notice shall state that fact, that the Offer Amount will be reduced by the amount of Indebtedness required to be purchased pursuant to such other offer, and that the amount of such reduction will not be known until the expiration of such other offer, which shall not be later than the expiration of the Offer Period;

                  (iii) that any Note not tendered or accepted for payment shall continue to accrue interest;

                  (iv) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Purchase Date;

                  (v) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may only elect to have all of such Note purchased and may not elect to have only a portion of such Note purchased;

                  (vi) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

                  (vii) that Holders shall be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

                  (viii) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased, other than in the case of Holders whose Notes were purchased in whole); and

                  (ix) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

         (f) On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09. The Company, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder of Notes an amount equal to the purchase price of the Notes tendered by such Holder of Notes and accepted by the Company for purchase, and the Company shall promptly issue a new Note and the Trustee, upon written request from the Company shall authenticate and mail or deliver such new Note to such Holder of Notes in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder of Notes thereof. The Company shall publicly announce the results of the Asset Sale Offer on the Purchase Date.

         (g) Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof. No repurchase of Notes under this Section
3.09 shall be deemed to be a redemption of Notes.

                                   ARTICLE 4.
                                   COVENANTS


SECTION 4.01.                PAYMENT OF NOTES.

                  The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. The Company shall pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

                  The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace period) at the same rate to the extent lawful.


SECTION 4.02.                MAINTENANCE OF OFFICE OR AGENCY.

                  The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-Registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

                  The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

                  The Company hereby designates the offices of the Paying Agent and Registrar indicated in Section 2.03 as one such office or agency of the Company in accordance with Section 2.03.

SECTION 4.03.                  REPORTS.

         (a) Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company shall furnish to the Holders of Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports, in each case within the time periods specified in the SEC's rules and regulations. In addition, following consummation of the Exchange Offer contemplated by the Registration Rights Agreement, whether or not required by the rules and regulations of the SEC, the Company shall file a copy of all such information and reports with the SEC for public availability within the time periods set forth in the SEC's rules and regulations (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request.

         (b) In addition, the Company has agreed that, for so long as any Notes remain outstanding, it will furnish to the holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to rule 144A(d)(4) under the Securities Act.


SECTION 4.04.                  COMPLIANCE CERTIFICATE.

         (a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

         (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03 above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article Four or Article Five hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

         (c) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer of the Company becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.


SECTION 4.05.                TAXES.

                  The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.


SECTION 4.06.                STAY, EXTENSION AND USURY LAWS.

                  The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.


SECTION 4.07.                RESTRICTED PAYMENTS.

         (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, (i) declare or pay any dividend or make any other payment or distribution on account of the Company's Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company) or on account of any Qualified Subsidiary Stock or make any payment or distribution (other than compensation paid to, or reimbursement of expenses of, employees in the ordinary course of business) to or for the benefit of the direct or indirect holders of the Company's Equity Interests or the direct or indirect holders of any Qualified Subsidiary Stock in their capacities as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or additional shares of such Qualified Subsidiary Stock); (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any direct or indirect parent of the Company (other than any such Equity Interests owned by the Company or any of its Restricted Subsidiaries); (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes, except a payment of interest or principal at Stated Maturity; (iv) forgive any loan or advance to or other obligation of any Affiliate of the Company (other than a loan or advance to or other obligations of a Wholly Owned Restricted Subsidiary of the Company) which at the time it was made was not a Restricted Payment; or (v) make any Restricted Investment (all such payments and other actions set forth in clauses
(i) through (v) above being collectively referred to as "Restricted Payments"), unless, at the time of and immediately after giving effect to such Restricted
Payment:

                           (A) no Default or Event of Default shall have
                  occurred and be continuing or would occur as a consequence thereof; and

                           (B) the Company would be permitted to incur $1.00 of
                  additional Indebtedness pursuant to the Indebtedness to Adjusted Operating Cash Flow Ratio described in Section 4.09(a) hereof; and

                           (C) such Restricted Payment, together with the
                  aggregate of all other Restricted Payments made by the Company and its Restricted Subsidiaries after November 30, 1998 (excluding Restricted Payments permitted by clauses (2) and (3) of Section 4.07(b)), is less than the sum of, without duplication, (i) an amount equal to the Cumulative Operating Cash Flow for the period (taken as one accounting period) from the beginning of the first full month commencing after November 30, 1998 to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (the "Basket Period") less 1.4 times the Company's Cumulative Total Interest Expense for the Basket Period, plus (ii) 100% of the aggregate net cash proceeds and, in the case of proceeds consisting of assets constituting or used in a Permitted Business 100% of the fair market value of the aggregate net proceeds other than cash, received since November 30, 1998 (1) by the Company as capital contributions to the Company (other than from a Subsidiary) or (2) from the sale by the Company (other than to a Subsidiary) of its Equity Interests (other than Disqualified Stock), plus (iii) to the extent that any Restricted Investment that was made after November 30, 1998 is sold for cash or otherwise liquidated or repaid for cash, the Net Proceeds received by the Company or a Wholly Owned Restricted Subsidiary of the Company upon the sale, liquidation or repayment of such Restricted Investment, plus
                  (iv) to the extent that any Unrestricted Subsidiary is designated by the Company as a Restricted Subsidiary, or has been so designated for purposes of the 1998 Indenture after November 30, 1998, an amount equal to the fair market value of such Investment at the time of such designation, plus (v) 100% of any cash dividends and other cash distributions received by the Company from an Unrestricted Subsidiary after November 30, 1998, plus (vi) $2.5 million.

         (b) The foregoing provisions shall not prohibit (1) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture; (2) the redemption, repurchase, retirement or other acquisition of any Equity Interests or subordinated Indebtedness of the Company in exchange for, or out of the net proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Company) of other Equity Interests of the Company (other than any Disqualified Stock); provided that the amount of any such net proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (C)(ii) of the preceding paragraph; (3) the defeasance, redemption or repurchase of Indebtedness with the proceeds of a substantially concurrent issuance of Permitted Refinancing Debt in accordance with the provisions of Section 4.09 hereof; (4) the payment by the Company of advances under the Split Dollar Agreement in an amount not to exceed $250,000 in any four-quarter period; (5) the repurchase or redemption from employees of the Company and its Subsidiaries (other than the Principal) of Capital Stock of the Company in an amount not to exceed an aggregate of $5.0 million since the date of this Indenture; (6) the payment of dividends on the Series A Preferred Stock and Series B Preferred Stock in accordance with the terms thereof as in effect on the Closing Date; provided, however, that cash dividends may not be paid on the Series A Preferred Stock or Series B Preferred Stock pursuant to this clause (6) prior to July 1, 2002; (7) the issuance of Subordinated Exchange Notes in exchange for shares of the Series A Preferred Stock or Series B Preferred Stock; provided that such issuance is permitted by
Section 4.09 hereof; (8) in the event that the Company elects to issue Subordinated Exchange Notes in exchange for Series A Preferred Stock or Series B Preferred Stock, cash payments made in lieu of the issuance of Subordinated Notes having a face amount less than $1,000 and any cash payments representing accrued and unpaid dividends in respect of Series A Preferred Stock or Series B Preferred Stock, not to exceed $100,000 in the aggregate in any fiscal year; and
(9) cash payments made in lieu of the issuance of additional Subordinated Exchange Notes having a face amount less than $1,000 and any cash payments representing accrued and unpaid interest in respect of Subordinated Exchange Notes, not to exceed $100,000 in the aggregate in any fiscal year.

         (c) The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or the applicable Restricted Subsidiary, as the case may be, net of any liabilities proposed to be assumed by the transferee and novated pursuant to a written agreement releasing the Company and its Subsidiaries. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this covenant were computed, which calculations may be based upon the Company's latest available financial statements.

         (d) The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default or an Event of Default. For purposes of making such determination, all outstanding Investments by the Company and its Restricted Subsidiaries in the Subsidiary so designated (including any Subsidiary so designated for purposes of the 1998 Indenture after November 30, 1998) shall be deemed to be Restricted Payments at the time of such designation (valued as set forth below) and shall reduce the amount available for Restricted Payments under Section 4.07(a) hereof. All such outstanding Investments shall be deemed to constitute Investments in an amount equal to the fair market value of such Investments at the time of such designation. Such designation shall only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary would otherwise meet the definition of an Unrestricted Subsidiary.

SECTION 4.08. DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES.

                  The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (i)(a) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries, (ii) make loans or advances to the Company or any of its Restricted Subsidiaries or (iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (a) the terms of any Indebtedness permitted by this Indenture to be incurred by any Subsidiary of the Company; provided, that, any such Indebtedness permits the payment of cash dividends to the Company in an amount sufficient to enable the Company to make payments of (A) interest required to be paid in respect of the 1997 Notes, the 1998 Notes, the 1999 Notes, the 2001 Senior Notes and the 2001 Senior Subordinated Notes and (B) after July 1, 2002, dividends required to be paid in respect of the Series A Preferred Stock and Series B Preferred Stock and interest required to be paid in respect of the Notes, if issued, in each case, in accordance with the terms thereof (except during the continuance of a default or event of default under such other Indebtedness), (b) Existing Indebtedness or the PM&C Credit Facility, each as in effect on the Closing Date, (c) this Indenture, the Notes, the Subsidiary Guarantees, the 1997 Indenture, the 1997 Notes and the 1997 Notes Subsidiary Guarantees, the 1998 Indenture, the 1998 Notes, the 1998 Notes Subsidiary Guarantees, the 1999 Indenture, the 1999 Notes, the 1999 Notes Subsidiary Guarantees, the 2001 Senior Indenture, the 2001 Senior Notes, the 2001 Senior Notes Subsidiary Guarantees, the 2001 Senior Subordinated Indenture, the 2001 Senior Subordinated Notes and the 2001 Senior Subordinated Notes Subsidiary Guarantees; (d) applicable law, (e) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired, (f) customary non-assignment provisions in leases and other contracts entered into in the ordinary course of business and consistent with past practices or (g) any agreement for the sale of any Subsidiary or its assets that restricts distributions by that Subsidiary pending its sale.

SECTION 4.09. INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK.

         (a) The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt) and shall not, and shall not permit any Subsidiary Guarantor to, issue any Disqualified Stock and shall not permit any of its Restricted Subsidiaries that are not Subsidiary Guarantors to issue any shares of preferred stock (other than Qualified Subsidiary Stock); provided, however, that the Company or any Restricted Subsidiary may incur Indebtedness (including Acquired Debt) or issue shares of preferred stock (including Disqualified Stock) if, in each case, (1) the Company's Indebtedness to Adjusted Operating Cash Flow Ratio as of the date on which such Indebtedness is incurred or such preferred stock or Disqualified Stock is issued would have been 7.0 to 1 or less, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or preferred stock had been issued, as the case may be, as of the date of such calculation and (2) no Default or Event of Default would occur as a consequence thereof.

                  The Company shall not, and shall not permit any Subsidiary Guarantor to, incur any Indebtedness that is contractually subordinated to any other Indebtedness of the Company or of such Subsidiary Guarantor, as the case may be, unless such Indebtedness is also contractually subordinated to the Notes or the Subsidiary Guarantee of such Subsidiary Guarantor, as the case may be, on substantially identical terms; provided, however, that no Indebtedness shall be deemed to be contractually subordinated to any other Indebtedness solely by virtue of being unsecured.

         (b) The foregoing provisions shall not apply to (collectively, "Permitted Debt"):

                  (i) the incurrence by the Company's Unrestricted Subsidiaries of Non-Recourse Debt or the issuance by such Unrestricted Subsidiaries of preferred stock; provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary or any such preferred stock becomes preferred stock (other than Qualified Subsidiary Stock) of a Restricted Subsidiary, as the case may be, such event shall be deemed to constitute an incurrence of Indebtedness by, or an issuance of preferred stock (other than Qualified Subsidiary Stock) of, as the case may be, a Restricted Subsidiary of the Company;

                  (ii) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness pursuant to one or more Bank Facilities if the aggregate principal amount at any time outstanding incurred pursuant to this clause (ii) does not exceed $50.0 million;

                  (iii) the incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness;

                  (iv) the incurrence by the Company of Indebtedness under the Subordinated Exchange Notes to pay interest on outstanding Subordinated Notes;

                  (v) Indebtedness under the Notes and the Subsidiary
         Guarantees;

                  (vi) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Wholly Owned Restricted Subsidiaries; provided, however, that (1) if the Company or a Subsidiary Guarantor is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Notes or the Subsidiary Guarantee of such Subsidiary Guarantor, as the case may be, and (2)(A) any subsequent issuance or transfer of Equity Interests that result in any such Indebtedness being held by a Person other than the Company or a Wholly Owned Restricted Subsidiary of the Company and (B) any sale or other transfer of such Indebtedness to a Person that is not either the Company or a Wholly Owned Restricted Subsidiary of the Company shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be;

                  (vii) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property used in the business of the Company or such Restricted Subsidiary, in an aggregate principal amount not to exceed $25.0 million at any time outstanding, including all Permitted Refinancing Debt incurred pursuant to clause
         (viii) below to refund, replace or refinance any Indebtedness incurred pursuant to this clause (vii);

                  (viii) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Debt in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred;

                  (ix) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness (in addition to Indebtedness permitted by any other clause of this paragraph) in an aggregate principal amount at any time outstanding, including all Permitted Refinancing Debt incurred pursuant to clause (viii) above to refund, replace or refinance any Indebtedness incurred pursuant to this clause (ix), not to exceed $75.0 million; and

                  (x) the guarantee by the Company or any Restricted Subsidiary of the Company of Indebtedness of the Company or a Subsidiary of the Company that was permitted to be incurred by another provision of this
         Section 4.09.

                  For purposes of determining compliance with this Section 4.09, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (x) above or is permitted to be incurred pursuant to Section 4.09(a) hereof and also meets the criteria of one or more of the categories of Permitted Debt described in clauses (i) through (x) above, the Company shall, in its sole discretion, classify such item of Indebtedness in any manner that complies with this Section
4.09 and may from time to time reclassify such item of Indebtedness in any manner in which such item could be incurred at the time of such reclassification. For purposes of this paragraph, "Indebtedness" includes Disqualified Stock and preferred stock (other than Qualified Subsidiary Stock) of Subsidiaries. Accrual of interest and the accretion of accreted value will not be deemed to be an incurrence of Indebtedness for purposes of this Section 4.09.


SECTION 4.10.                       ASSET SALES.

         (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (i) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash; provided that the amount of (x) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet or in notes thereto), of the Company or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes or any guarantee thereof) that are assumed by the transferee of any such assets and (y) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are contemporaneously (subject to ordinary settlement periods) converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received), shall be deemed to be cash for purposes of this provision.

         (b) Notwithstanding the foregoing, the Company and its Restricted Subsidiaries may engage in Asset Swaps (which shall not be deemed to be Asset Sales for purposes of this Section 4.10); provided that, immediately after giving effect to such Asset Swap, the Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Indebtedness to Adjusted Operating Cash Flow Ratio set forth in Section 4.09(a) hereof.

         (c) Within 180 days after the receipt of any Net Proceeds from an Asset Sale, the Company or the applicable Restricted Subsidiary may, at its option, apply such Net Proceeds (i) to permanently reduce Indebtedness outstanding pursuant to any Bank Facility (and to permanently reduce the commitments thereunder by a corresponding amount), (ii) to permanently reduce Indebtedness of any of the Company's Restricted Subsidiaries or (iii) to the acquisition by the Company or any of its Restricted Subsidiaries of another business, the making of a capital expenditure or the acquisition of other long-term assets, in each case, in a Permitted Business; provided, however, that if the Company or any Restricted Subsidiary enters into a legally binding agreement with an entity that is not an Affiliate of the Company to reinvest such Net Proceeds in accordance with this clause (iii) within 180 days after the receipt thereof, the provisions of this Section 4.10 will be satisfied so long as such binding agreement is consummated within one year after the receipt of such Net Proceeds. If any such legally binding agreement to reinvest such Net Proceeds is terminated, then the Company may, within 360 days of such Asset Sale, apply such

Net Proceeds as provided in clauses (i), (ii) or (iii) above (without regard to the proviso contained in clause (iii) above). Pending the final application of any such Net Proceeds, the Company or the applicable Restricted Subsidiary may temporarily reduce Indebtedness pursuant to any Bank Facility or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture. A reduction of Indebtedness pursuant to any Bank Facility is not "permanent" for purposes of clause (i) of this Section 4.10(c) if an amount equal to the amount of such reduction is reborrowed and used to make an acquisition described in clause (iii) of this Section 4.10(c) within the time period specified in this
Section 4.10. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this Section 4.10(c) will be deemed to constitute "Excess Proceeds."

         (d) Within five days of each date on which the aggregate amount of Excess Proceeds exceeds $25.0 million, the Company will be required to make an offer to all Holders of Notes and the Holders of Pari Passu Debt, to the extent required by the terms thereof (an "Asset Sale Offer") to purchase the maximum principal amount of Notes and Pari Passu Debt that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus, in each case, accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase, in accordance with the procedures set forth in Section 3.09 or the agreements governing Pari Passu Debt, as applicable; provided, however, that the Company may only purchase Pari Passu Debt in an Asset Sale Offer that was issued pursuant to an indenture having a provision substantially similar to this Section 4.10.

         (e) To the extent that the aggregate amount of Notes and Pari Passu Debt tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes.

         (f) If the aggregate principal amount of Notes and Pari Passu Debt surrendered exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and Pari Passu Debt to be purchased on a pro rata basis, based upon the principal amount thereof surrendered in such Asset Sale Offer.

         (g) Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.


SECTION 4.11.                TRANSACTIONS WITH AFFILIATES.

                  The Company shall not, and shall not permit any of its Restricted Subsidiaries to, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person and (ii) the Company delivers to the Holders (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors and a majority of the Independent Directors and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25.0 million, an opinion as to the fairness to the Company or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an investment banking firm of national standing; provided that the Company shall not, and shall not permit any of its Restricted Subsidiaries to, engage in any Affiliate Transaction involving aggregate consideration in excess of $1.0 million at any time that there is not at least one Independent Director on the Company's Board of Directors; and provided further that (w) any employment agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Restricted Subsidiary, (x) transactions between or among the Company and/or its Restricted Subsidiaries, (y) the payment of any dividend on, or the issuance of additional Subordinated Notes in exchange for, the Series A Preferred Stock and Series B Preferred Stock, provided that such dividends are paid on a pro rata basis and the additional Subordinated Notes are issued in accordance with the applicable Certificate of Designation, and (z) transactions permitted by Section 4.07 hereof, in each case, shall not be deemed Affiliate Transactions.


SECTION 4.12.                LIENS.

                  The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly create, incur, assume or suffer to exist any Lien on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens.


SECTION 4.13. LIMITATION OF CERTAIN SUBSIDIARY INDEBTEDNESS AND PREFERRED STOCK.

                  Notwithstanding any other provision of this Indenture to the contrary, the Company will not permit any of its Restricted Subsidiaries to incur any Indebtedness (other than Eligible Indebtedness) or to issue any Disqualified Stock; provided that any Restricted Subsidiary that is a Subsidiary Guarantor may incur Indebtedness (whether or not such Indebtedness is Eligible Indebtedness) or issue Disqualified Stock if such incurrence or issuance is permitted under Section 4.09 hereof, provided further that notwithstanding the immediately preceding proviso, in no event shall the Company permit any of its Restricted Subsidiaries to incur any Indebtedness represented by senior secured bonds or other senior secured securities, unless such Subsidiary is a Subsidiary Guarantor and its Subsidiary Guarantee is secured on an equal and ratable basis with other such other senior secured bonds or other senior secured securities.

SECTION 4.14.                  CONTINUED EXISTENCE.

                  Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Restricted Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and any of its Restrictive Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.


SECTION 4.15.                 OFFER TO REPURCHASE UPON CHANGE OF CONTROL.

         (a) Upon the occurrence of a Change of Control, each Holder of Notes shall have the right to require the Company to repurchase all or any part (but not, in the case of any Holder requiring the Company to purchase less than all of the Notes held by such Holder, any Note in principal amount less than $1,000) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase (the "Change of Control Payment").

         (b) Within ten days following any Change of Control, the Company shall mail a notice to each Holder, with a copy to the Trustee, stating: (1) a description of the transaction or transactions that constitute the Change of Control; (2) that the Change of Control Offer is being made pursuant to this
Section 4.15 and that all Notes tendered shall be accepted for payment; (3) the purchase price and the purchase date, which shall be no later than 30 Business Days from the date such notice is mailed (the "Change of Control Payment Date");
(4) that any Note not tendered shall continue to accrue interest; (5) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date; (6) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer shall be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date; (7) that Holders shall be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile, transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and (8) that Holders whose Notes are being purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.

         (c) On or prior to 10:00 a.m. Eastern Time on the Change of Control Payment Date, the Company shall, to the extent lawful, (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and
(3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent will promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

         (d) The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.15 and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.


SECTION 4.16. LIMITATION ON ISSUANCES AND SALES OF CAPITAL STOCK OF WHOLLY OWNED RESTRICTED SUBSIDIARIES.

                  The Company (i) shall not, and shall not permit any Wholly Owned Restricted Subsidiary of the Company to, transfer, convey, sell or otherwise dispose of any Capital Stock of any Wholly Owned Restricted Subsidiary of the Company to any Person (other than the Company or a Wholly Owned Restricted Subsidiary of the Company), unless (a) such transfer, conveyance, sale, lease or other disposition is of all the Capital Stock of such Wholly Owned Restricted Subsidiary and (b) the cash Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with
Section 4.10 hereof and (ii) shall not permit any Wholly Owned Restricted Subsidiary of the Company to issue any of its Equity Interests (other than, if necessary, shares of its Capital Stock constituting directors' qualifying shares) to any Person other than to the Company or a Wholly Owned Restricted Subsidiary of the Company.


SECTION 4.17.      LIMITATION ON ISSUANCE OF SUBSIDIARY GUARANTEES.

         (a) The Company shall not permit any Restricted Subsidiary to guarantee the payment of any Indebtedness of the Company or any Indebtedness of any Subsidiary Guarantor (in each case, the "Guaranteed Debt"; the Company or the Subsidiary Guarantor that is primarily liable on the Guaranteed Debt being the "Obligor") unless (i) if such Restricted Subsidiary is not a Subsidiary Guarantor, such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to this Indenture in form attached hereto as Exhibit E providing for a guarantee (a "Subsidiary Guarantee") of payment of the Notes by such Restricted Subsidiary, (ii) if the Guaranteed Debt is by its express terms subordinated in right of payment to the Notes or the Subsidiary Guarantee of such Obligor, any such guarantee of such Subsidiary Guarantor with respect to the Guaranteed Debt shall be subordinated in right of payment to such Subsidiary Guarantor's Subsidiary Guarantee with respect to the Notes substantially to the same extent as the Guaranteed Debt is subordinated to the Notes or the Subsidiary Guarantee of such Obligor, (iii) such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement indemnity or subrogation or any other rights against the Company or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Subsidiary Guarantee and (iv) such Restricted Subsidiary shall deliver to the Trustee an opinion of counsel to the effect that (A) such Subsidiary Guarantee of the Notes has been duly executed and authorized and (B) such Subsidiary Guarantee of the Notes constitutes a valid, binding and enforceable obligation of such Restricted Subsidiary, except insofar as enforcement thereof may be limited by bankruptcy, insolvency or similar laws (including, without limitation, all laws relating to fraudulent transfers) and except insofar as enforcement thereof is subject to general principles of equity.

         (b) No Subsidiary Guarantor may consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person), another corporation, Person or entity whether or not affiliated with such Subsidiary Guarantor unless (i) subject to the provisions of Section 4.17(c) hereof, the Person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) assumes all the obligations of such Subsidiary Guarantor pursuant to a supplemental indenture in the form attached hereto as Exhibit E, under the Notes, the Indenture and the Registration Rights Agreement;
(ii) immediately after giving effect to such transaction no Default or Event of Default exists; and (iii) the Company would be permitted to incur $1.00 of additional Indebtedness pursuant to the Indebtedness to Adjusted Operating Cash Flow Ratio described in Section 4.09(a) hereof.

         (c) In the event of a sale or other disposition of all of the assets of any Subsidiary Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the capital stock of any Subsidiary Guarantor, then such Subsidiary Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all the capital stock of such Subsidiary Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all of the assets of such Subsidiary Guarantor) will be released and relieved of any obligation under its Subsidiary Guarantee; provided that the Net Proceeds of such sale or other disposition shall be applied in accordance with Section 4.10 hereof.

         (d) Any Subsidiary Guarantor that is designated as an Unrestricted Subsidiary in accordance with the terms of this Indenture will be released and relieved of its obligations under its Subsidiary Guarantee for so long as such Subsidiary is so designated.



SECTION 4.18.               NO AMENDMENT OF SUBORDINATION PROVISIONS.

                  Without the consent of each Holder of Notes outstanding, the Company shall not amend, modify or alter the Subordinated Exchange Note Indenture or the 2001 Senior Subordinated Indenture in any way that will (i) increase the rate of or change the time for payment of interest on any Subordinated Exchange Notes or the 2001 Senior Subordinated Notes, (ii) increase the principal of, advance the final maturity date of or shorten the Weighted Average Life to Maturity of any Subordinated Exchange Notes or the 2001 Senior Subordinated Notes, (iii) alter the redemption provisions or the price or terms at which the Company is required to offer to purchase such Subordinated Exchange Notes or the 2001 Senior Subordinated Notes in a manner that would be adverse to any Holder of Notes or (iv) amend the provisions of Article 10 of the Subordinated Exchange Note Indenture or the 2001 Senior Subordinated Indenture (which relate to subordination).


                                   ARTICLE 5.
                                   SUCCESSORS


SECTION 5.01.               MERGER, CONSOLIDATION, OR SALE OF ASSETS.

                  The Company shall not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless (i) the Company is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the Obligations of the Company under the Notes, this Indenture and the Registration Rights Agreement pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) immediately after such transaction no Default or Event of Default exists; (iv) the Company or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Indebtedness to Adjusted Operating Cash Flow Ratio set forth in Section 4.09(a) hereof and (v) each Subsidiary Guarantor, if any, unless it is the other party to the transactions described above, shall have by supplemental indenture confirmed that its Subsidiary Guarantee shall apply to such Person's obligations under the Indenture, the Notes and the Registration Rights Agreement.


SECTION 5.02.                       SUCCESSOR CORPORATION SUBSTITUTED.

                  Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale of all of the Company's assets that meets the requirements of Section
5.01 hereof.


                                    ARTICLE 6.
                              DEFAULTS AND REMEDIES


SECTION 6.01.                       EVENTS OF DEFAULT.

         An "Event of Default" occurs if:

         (a) the Company Defaults in the payment when due of interest on, or Liquidated Damages, if any, with respect to, the Notes and such Default continues for a period of 30 days;

         (b) the Company defaults in the payment when due of principal of or premium, if any, on the Notes when the same becomes due and payable at maturity, upon redemption or otherwise;

         (c) the Company fails to comply with any of the provisions of section 4.07, 4.09, 4.10, 4.15 or 5.01 hereof;

         (d) the Company or any Subsidiary fails to observe or perform any other covenant, representation, warranty or other agreement in this Indenture or the Notes for 60 days after notice to comply;

         (e) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (on the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the date of this Indenture, which default (i) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (ii) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $25.0 million or more;

         (f) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Company or any Restricted Subsidiary that would be a Significant Subsidiary and such judgment or judgments remain unpaid, undischarged, or unstayed for a period of 60 days, provided that the aggregate of all such undischarged judgments exceeds $25.0 million;

         (g) the Company or any of its Restricted Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

                  (i) commences a voluntary case,

                  (ii) consents to the entry of an order for relief against it in an involuntary case,

                  (iii) consents to the appointment of a custodian of it or for all or substantially all of its property,

                  (iv) makes a general assignment for the benefit of its creditors, or

                  (v) generally is not paying its debts as they become due; or

         (h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                  (i) is for relief against the Company or any of its Restricted Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary in an involuntary case;

                  (ii) appoints a custodian of the Company or any of its Restricted Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Restricted Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary; or

                  (iii) orders the liquidation of the Company or any of its Restricted Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 consecutive days;
or

         (i) the termination of any Subsidiary Guarantee for any reason not permitted by this Indenture, or the denial by any Subsidiary Guarantor or any Person acting on behalf of any Subsidiary Guarantor of such Subsidiary Guarantor's obligations under its respective Subsidiary Guarantee.

         The term "custodian" as used in this Article VI means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

                  An Event of Default shall not be deemed to have occurred under clause (c), (e) or (f) until the Trustee shall have received at the Corporate Trust Office of the Trustee written notice from the Company or any of the Holders or unless a Responsible Officer shall have actual knowledge of such Event of Default. A Default under clause (e) is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in principal amount of the then outstanding Notes notify the Company and the Trustee, of the Default and the Company does not cure the Default within 60 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default."

                  In the case of any Event of Default pursuant to the provisions of this Section 6.01 occurring by reason of any action (or inaction) willfully taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to Section 3.07 hereof, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes, anything in this Indenture or in the Notes to the contrary notwithstanding; provided that the Trustee shall not be under any duty to collect such premium on behalf of the Holders until such time as Holders of at least 10% in principal amount of the then outstanding Notes so notify the Trustee. If an Event of Default occurs prior to January 15, 2006 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Notes prior to January 15, 2006, then the premium payable for purposes of this paragraph for each of the twelve month period beginning on January 15 of the years set forth below shall be as set forth in the following table expressed as a percentage of the amount that would otherwise be due but for the provisions of this sentence, plus accrued interest, if any, to the date of payment:



                   Year                            Percentage
                   ----                            ----------
                   2002                             116.877%
                   2003                             114.064%
                   2004                             111.251%
                   2005                             108.438%


SECTION 6.02.                       ACCELERATION.

                  If any Event of Default (other than an Event of Default specified in clause (g) or (h) of Section 6.01 hereof) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Upon any such declaration, the principal of, premium, if any, and accrued and unpaid interest and Liquidated Damages, if any, on the Notes shall become due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in clause (g) or (h) of Section 6.01 hereof occurs with respect to the Company, any of its Restricted Subsidiaries that would constitute a Significant Subsidiary, or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, all outstanding Notes shall be due and payable immediately without further action or notice. Holders of the Notes may not enforce this Indenture or the Notes except as provided in this Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power.

SECTION 6.03.                       OTHER REMEDIES.

                  If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

                  The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.


SECTION 6.04.                       WAIVER OF PAST DEFAULTS.

                  Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Notes (including in connection with an offer to purchase) (provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.


SECTION 6.05.                       CONTROL BY MAJORITY.

                  Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.


SECTION 6.06.                       LIMITATION ON SUITS.

                  A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

         (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

         (b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

         (c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

         (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

         (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

                  A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.


SECTION 6.07.                  RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT.

                  Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.


SECTION 6.08.                  COLLECTION SUIT BY TRUSTEE.

                  If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as Trustee of an express trust against the Company for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.


SECTION 6.09.                  TRUSTEE MAY FILE PROOFS OF CLAIM.

                  The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.


SECTION 6.10.                       PRIORITIES.

                  If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

                  First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

                  Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

                  Third: to the Company or to such party as a court of competent jurisdiction shall direct.

                  The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.


SECTION 6.11.                UNDERTAKING FOR COSTS.

                  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                                   ARTICLE 7.
                                    TRUSTEE


SECTION 7.01.               DUTIES OF TRUSTEE.

         (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of its own affairs.

         (b) Except during the continuance of an Event of Default:

                  (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

         (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (i) this paragraph does not limit the effect of paragraph (b) of this Section;

                  (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proven that the Trustee was negligent in ascertaining the pertinent facts; and

                  (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

         (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs
(a), (b), and (c) of this Section.

         (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holders shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

         (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.


SECTION 7.02.                       RIGHTS OF TRUSTEE.

         (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

         (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel, accountants and other skilled persons and the advice of such counsel, accountants and other skilled persons or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

         (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care.

         (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

         (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be in writing and shall be sufficient if signed by an Officer of the Company.

         (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.


SECTION 7.03.                       INDIVIDUAL RIGHTS OF TRUSTEE.

                  The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

SECTION 7.04.                TRUSTEE'S DISCLAIMER.

                  The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.


SECTION 7.05.                NOTICE OF DEFAULTS.

                  If a Default or Event of Default occurs and is continuing and if a Responsible Officer of the Trustee has actual knowledge of such Default or Event of Default, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, or interest or Liquidated Damages, if any, on, any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.


SECTION 7.06.               REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES.

                  Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA ss. 313(a) (but if no event described in TIA ss. 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA ss. 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA ss. 313(c). A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the SEC and each stock exchange on which the Notes are listed in accordance with TIA ss. 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.


SECTION 7.07.                COMPENSATION AND INDEMNITY.

                  The Company shall pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services hereunder as the Company and Trustee have separately agreed. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

                  The Company shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense is determined by a court of competent jurisdiction to be attributable to its negligence or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

                  The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee.

                  To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee.

                  When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(g) or (h) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

                  The Trustee shall comply with the provisions of TIA ss. 313(b)(2) to the extent applicable.


SECTION 7.08.                 REPLACEMENT OF TRUSTEE.

                  A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

                  The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

         (a) the Trustee fails to comply with Section 7.10 hereof;

         (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

         (c) a custodian or public officer takes charge of the Trustee or its property; or

         (d) the Trustee becomes incapable of acting.

                  If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

                  If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  If the Trustee, after written request by any Holder of a Note who has been a Holder of a Note for at least six months, fails to comply with
Section 7.10, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.


SECTION 7.09.                 SUCCESSOR TRUSTEE BY MERGER, ETC.

                  If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.


SECTION 7.10.                 ELIGIBILITY; DISQUALIFICATION.

                  There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trust powers, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition.

                  This Indenture shall always have a Trustee who satisfies the requirements of TIA ss. 310(a)(1), (2) and (5). The Trustee is subject to TIA ss. 310(b).


SECTION 7.11.       PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

                  The Trustee is subject to TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein.


                                   ARTICLE 8.
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE


SECTION 8.01.      OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE.

                  The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.


SECTION 8.02.       LEGAL DEFEASANCE AND DISCHARGE.

                  Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all of its other Obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section
8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest and Liquidated Damages, if any, on such Notes when such payments are due, (b) the Company's obligations with respect to such Notes under Article 2 and Section 4.02 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder, and the Company's obligations in connection therewith and (d) this Article 8. Subject to compliance with this Article 8, the Company may exercise its option under this
Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

SECTION 8.03.                       COVENANT DEFEASANCE.

                  Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Sections 3.09, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15, 4.16, 4.17, 4.18 and 5.01 hereof with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the "outstanding" Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under
Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(d) through 6.01(f) hereof shall not constitute Events of Default.


SECTION 8.04.        CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.

                  The following shall be the conditions to the application of either Section 8.02 or 8.03 hereof to the outstanding Notes:

                  In order to exercise either Legal Defeasance or Covenant
Defeasance:

         (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, interest and premium and Liquidated Damages, if any, on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

         (b) in the case of an election under Section 8.02 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

         (c) in the case of an election under Section 8.03 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

         (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Sections 6.01(g) or (h) hereof are concerned, at any time in the period ending on the 91st day after the date of deposit (or greater period of time in which any such deposit of trust funds may remain subject to bankruptcy or insolvency laws insofar as those apply to the deposit by the Company);

         (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

         (f) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that, as of the date of such opinion, (i) the trust funds will not be subject to the rights of holders of Indebtedness other than the Notes and (ii) assuming no intervening bankruptcy of the Company between the date of deposit and the 91st day (or greater period of time in which any such deposit of trust funds may remain subject to bankruptcy or insolvency laws insofar as those apply to the deposit by the Company) following the deposit and assuming no Holder of Notes is an insider of the Company, after the 91st day (or later date until which any such deposit of trust funds may remain subject to bankruptcy or insolvency laws insofar as those apply to the deposit by the Company) following the deposit, the trust funds will not be subject to the effects of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally under any applicable United States or state law;

         (g) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

         (h) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

SECTION 8.05. DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST;
              OTHER MISCELLANEOUS PROVISIONS.

                  Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

                  The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

                  Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.


SECTION 8.06.     REPAYMENT TO COMPANY.

                  Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium or interest or Liquidated Damages, if any, on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as a secured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 8.07.                   REINSTATEMENT.

                  If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section
8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations of the Company under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section
8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium or interest or Liquidated Damages, if any, on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.


                                   ARTICLE 9.
                        AMENDMENT, SUPPLEMENT AND WAIVER


SECTION 9.01.                  WITHOUT CONSENT OF HOLDERS OF NOTES.

                  Notwithstanding Section 9.02 of this Indenture, the Company, a Subsidiary Guarantor (with respect to a Subsidiary Guarantee or the Indenture to which it is a party) and the Trustee may amend or supplement this Indenture, the Notes or the Subsidiary Guarantees without the consent of any Holder of a Note:

         (a) to cure any ambiguity, defect or inconsistency;

         (b) to provide for uncertificated Notes in addition to or in place of certificated Notes;

         (c) to provide for the assumption of the Company's or any Subsidiary Guarantor's obligations to Holders of Notes in the case of a merger or consolidation pursuant to Article 5 hereof, as applicable;

         (d) to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights hereunder of any such Holder; or

         (e) to comply with the requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA or to allow any Subsidiary Guarantor to guarantee the Notes.

                  Upon the request of the Company accompanied by a resolution of the Board of Directors of the Company or a Subsidiary Guarantor, as applicable, authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Company or such Subsidiary Guarantor in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture or Subsidiary Guarantee that affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.02.               WITH CONSENT OF HOLDERS OF NOTES.

                  Except as provided below in this Section 9.02, the Company, a Subsidiary Guarantor (with respect to a Subsidiary Guarantee or the Indenture to which it is a party) and the Trustee may amend or supplement this Indenture, the Notes or the Subsidiary Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium or interest or Liquidated Damages, if any, on the Notes) or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for the Notes). Any amendment to the provisions of Article 10 hereof including the related definitions will require the consent of the Holders of at least 75% in aggregate principal amount of the Notes then outstanding if such amendment would adversely affect the rights of Holders of Notes.

                  Upon the request of the Company accompanied by a resolution of the Board of Directors of the Company or a Subsidiary Guarantor, as applicable, authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Company or such Subsidiary Guarantor in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

                  It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

                  After an amendment, supplement or waiver under this Section
9.02 becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes. However, without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

         (a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

         (b) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than provisions relating to Sections 3.09, 4.10 and 4.15 hereof);

         (c) reduce the rate of or change the time for payment of interest, including default interest, on any Note;

         (d) waive a Default or Event of Default in the payment of principal of or interest or premium or Liquidated Damages, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

         (e) make any Note payable in money other than that stated in the Notes;

         (f) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or interest or premium or Liquidated Damages, if any, on the Notes;

         (g) waive a redemption payment with respect to any Note (other than a payment required by the provisions of Section 3.09, 4.10 or 4.15 hereof);

         (h) make any change in Section 6.04 or 6.07 hereof or in the foregoing amendment and waiver provisions; or

         (i) except as provided in Article 8 hereof or otherwise in accordance with the terms of this Indenture or any Subsidiary Guarantee, release a Subsidiary Guarantor from its obligations under its Subsidiary Guarantee or make any change in a Subsidiary Guarantee that would adversely affect the Holders of the Notes.


SECTION 9.03.                COMPLIANCE WITH TRUST INDENTURE ACT.

                  Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.


SECTION 9.04.                REVOCATION AND EFFECT OF CONSENTS.

                  Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Notes, even if notation of the consent is not made on any Notes. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Notes if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

SECTION 9.05.               NOTATION ON OR EXCHANGE OF NOTES.

                  The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Notes thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

                  Failure to make the appropriate notation or to issue new Notes shall not affect the validity and effect of such amendment, supplement or waiver.


SECTION 9.06.               TRUSTEE TO SIGN AMENDMENTS, ETC.

                  The Trustee shall sign any amendment or supplemental Indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental Indenture until its Board of Directors approves it. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment or supplemental Indenture, the Trustee shall be entitled to receive and, subject to Section 7.01 hereof, shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel as conclusive evidence that such amendment or supplemental Indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it will be valid and binding upon the Company in accordance with its terms.


                                   ARTICLE 10.
                                  MISCELLANEOUS


SECTION 10.01.              TRUST INDENTURE ACT CONTROLS.

                  If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA ss.318(c), the imposed duties shall control.


SECTION 10.02.              NOTICES.

                  Any notice or communication by the Company or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

                  If to the Company:

                           Pegasus Satellite Communications, Inc.
                           c/o Pegasus Communications Management Company 225 City Line Avenue, Suite 200
                           Bala Cynwyd, PA 19004
                           Telecopier No.:  (610) 934-7072
                           Attention: Scott A. Blank

                  With a copy to:

                           Drinker Biddle & Reath LLP
                           One Logan Square
                           18th & Cherry Streets
                           Philadelphia, PA 19103-6996
                           Telecopier No.:  (215) 988-2757
                           Attention:  Michael B. Jordan, Esq.

                  If to the Trustee:

                           J.P. Morgan Trust Company, National Association One Liberty Place, 52nd Floor
                           1650 Market Street
                           Philadelphia, PA  19103
                           Telecopier No.:  (215) 972-8372
                           Attention:  Institutional Trust Services

                  The Company or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

                  All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery, except that notices and communications to the Trustee shall be deemed received when actually received by it.

                  Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA ss. 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

                  Except with respect to the Trustee, if a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

                  If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.


SECTION 10.03.     COMMUNICATION BY HOLDERS OF NOTES WITH OTHER
                   HOLDERS OF NOTES.

                  Holders may communicate pursuant to TIA ss. 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).


SECTION 10.04.     CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

                  Upon any request or application by the Company to the Trustee to take any action under this Indenture (other than authentication of the Notes), the Company shall furnish to the Trustee:

         (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 10.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

         (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 10.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.


SECTION 10.05      STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

                  Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA ss. 314(a)(4)) shall comply with the provisions of TIA ss. 314(e) and shall include:

         (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

         (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

         (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

         (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.


SECTION 10.06          RULES BY TRUSTEE AND AGENTS.

                  The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.


SECTION 10.07. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS.

                  No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.


SECTION 10.08.         GOVERNING LAW.


                  THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE NOTES.


SECTION 10.09.         NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

                  This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.


SECTION 10.10.         SUCCESSORS.

                  All agreements of the Company in this Indenture and the Notes shall bind its respective successors. All agreements of the Trustee in this Indenture shall bind its successors.


SECTION 10.11.         SEVERABILITY.

                  In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 10.12          COUNTERPART ORIGINALS.

                  The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.


SECTION 10.13.         TABLE OF CONTENTS, HEADINGS, ETC.

                  The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                                   SIGNATURES

                  IN WITNESS WHEREOF, the parties have executed this Indenture as of the date first written above.


                                   Very truly yours,


                                   PEGASUS SATELLITE COMMUNICATIONS, INC.



                                   By:       /s/ Scott A. Blank
                                   -------------------------------------------
                                            Name:  Scott A. Blank
                                            Title:  Senior Vice President


J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION



By: /s/ Constantine Hromych
-----------------------------
Name: Constantine Hromych
Title: Vice President

                                   EXHIBIT A-1
                                 (Face of Note)

                11 1/4% [Series A][Series B] Senior Note due 2010

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]


CUSIP:
No:                                                          $______________

                     Pegasus Satellite Communications, Inc.

promises to pay to ______________ or registered assigns, the principal sum of
______________

Dollars on January 15, 2010.
Interest Payment Dates: January 15 and July 15.
Record Dates: January 1 and July 1.

                                   PEGASUS SATELLITE COMMUNICATIONS, INC.

                                   By:______________________________
                                   Name:
                                   Title:


This is one of the Notes referred to in the within-mentioned Indenture:


J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By: __________________________________
Authorized Officer

                                 (Back of Note)


               11 1/4% [Series A] [Series B] Senior Note due 2010

                  Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

                  1. INTEREST. Pegasus Satellite Communications, Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at 11 1/4% per annum from December 19, 2001 until maturity and shall pay the Liquidated Damages payable pursuant to Section 5 of the Registration Rights Agreement referred to below. The Company will pay interest and Liquidated Damages semi-annually on January 15 and July 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be July 15, 2002. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                  2. METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) and Liquidated Damages to the Persons who are registered Holders of Notes at the close of business on the January 1 or July 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium and Liquidated Damages, if any, and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest and Liquidated Damages may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Liquidated Damages on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

                  3. PAYING AGENT AND REGISTRAR. Initially, J.P. Morgan Trust Company, National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company may act in any such capacity.

                  4. INDENTURE. The Company issued the Notes under an Indenture dated as of December 19, 2001 (the "Indenture") between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code ss.ss. 77aaa-77bbbb) (the "TIA"). The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. The Notes are general obligations of the Company.

                  5. OPTIONAL REDEMPTION.

                  (a) The Notes will not be redeemable at the Company's option prior to January 15, 2006. The Notes may be redeemed, in whole or in part, at the option of the Company on or after January 15, 2006, at the redemption prices specified below (expressed as percentages of the principal amount thereof), in each case, together with accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of redemption, upon not less than 30 nor more than 60 days' notice, if redeemed during the twelve-month period beginning on January 15 of the years indicated below:


                                               Redemption
Year                                              Price
----                                           -----------
2006                                            105.625%
2007                                            102.813%
2008 and thereafter                             100.000%

                  (b) Notwithstanding the foregoing, prior to January 15, 2005, the Company may, on any one or more occasions, use the net proceeds of one or more offerings of its Capital Stock to redeem up to 35% of the aggregate principal amount of all notes that had been issued under the Indenture up to the time of redemption at a redemption price of 111.250% the principal amount of the notes redeemed, plus accrued and unpaid interest and Liquidated Damages, if any, to the date of redemption; provided that, after any such redemption, the aggregate principal amount of the Notes outstanding (excluding Notes held by the Company and its Subsidiaries) must equal at least 65% of the Notes that had been issued under the Indenture up to the time of redemption; and provided further, that any such redemption shall occur within 90 days of the date of closing of such offering of Capital Stock of the Company.

                  6. MANDATORY REDEMPTION. The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

                  7. REPURCHASE AT OPTION OF HOLDER.

                  (a) Upon the occurrence of a Change of Control the Company shall be obligated to make an offer (a "Change in Control Offer") to each Holder of Notes to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes at an offer price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase (the "Change of Control Payment"). Within ten days following any Change of Control, the Company shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes pursuant to the procedures required by the Indenture and described in such notice.

                  (b) If the Company or a Restricted Subsidiary consummates any Asset Sale, within five days of each date on which the aggregate amount of Excess Proceeds exceeds $25.0 million, the Company shall commence an offer to all Holders of Notes and the holders of Pari Passu Debt, to the extent required by the terms thereof (an "Asset Sale Offer") to purchase the maximum principal amount of Notes and Pari Passu Debt that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus, in each case, accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase, in accordance with the procedures set forth in the Indenture or the agreements governing Pari Passu Debt, as applicable; provided, however, that the Company may only purchase Pari Passu Debt in an Asset Sale Offer that was issued pursuant to an indenture having a provision substantially similar to the Asset Sale Offer provision contained in the Indenture. If the aggregate principal amount of Notes and Pari Passu Debt surrendered exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and Pari Passu Debt to be purchased on a pro rata basis, based upon the principal amount thereof surrendered in such Asset Sale Offer. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes.

                  8. NOTICE OF REDEMPTION. Notice of Redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

                  9. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in all appropriate denominations. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not transfer or exchange any Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not transfer or exchange any Note for a period of 15 Business Days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

                  10. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

                  11. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture, the Notes or the Subsidiary Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes, and any existing default or compliance with any provision of the Indenture, the Notes or the Subsidiary Guarantees may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes. Without the consent of any Holder of a Note, the Indenture, the Notes or the Subsidiary Guarantees may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's or any Subsidiary Guarantor's obligations to Holders of the Notes in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA or to allow any Subsidiary Guarantor to guarantee the Notes.

                  12. DEFAULTS AND REMEDIES. Each of the following constitutes an Event of Default: (i) default by the Company in the payment of interest and Liquidated Damages, if any, on the Notes when the same becomes due and payable and the Default continues for a period of 30 days; (ii) default by the Company in the payment of the principal of or premium, if any, on the Notes when the same becomes due and payable at maturity, upon redemption or otherwise; (3) failure by the Company or any Subsidiary to comply with Sections 4.07, 4.09, 4.10, 4.15, or 5.01 of the Indenture; (4) failure by the Company or any Subsidiary for 60 days after notice to comply with any of its other agreements in the Indenture or the Notes; (5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee now exists, or shall be created hereafter, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $25.0 million or more; (6) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Company or any Restricted Subsidiary that would be a Significant Subsidiary and such judgment or judgments remain unpaid, undischarged or unstayed for a period of 60 days, provided that the aggregate of all such undischarged judgments exceeds $25.0 million; (7) certain events of bankruptcy or insolvency with respect to the Company, any Restricted Subsidiary that would constitute a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary and (8) the termination of any Subsidiary Guarantee for any reason not permitted by the Indenture, or the denial by any Subsidiary Guarantor or any Person acting on behalf of any Subsidiary Guarantor of such Subsidiary Guarantor's obligations under its respective Subsidiary Guarantee. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company, any Restricted Subsidiary that would constitute a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest or Liquidated Damages, if any) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of principal, interest or premium or Liquidated Damages, if any, on the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

                  13. TRUSTEE DEALINGS WITH THE COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

                  14. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the Company or any Subsidiary Guarantor as such, shall have any liability for any obligations of the Company or the Subsidiary Guarantors under the Notes, the Subsidiary Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

                  15. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

                  16. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                  17. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

          The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

                               Pegasus Satellite Communications, Inc.
                               c/o Pegasus Communications Management Company 225 City Line Avenue
                               Suite 200
                               Bala Cynwyd, PA 19004
                               Attention:  Chief Financial Officer

                                 ASSIGNMENT FORM

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

--------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
(Print or type assignee's name, address and zip code)

and irrevocably appoint ______________________________________________________
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

--------------------------------------------------------------------------------

Date: ________________
                               Your Signature:__________________
                               (Sign exactly as your name appears on the face of this Note)

Signature Guarantee.

                       OPTION OF HOLDER TO ELECT PURCHASE
                  If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.15 of the Indenture, check the box below:

[ ] Section 4.10  [ ] Section 4.15

                  If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased: $___________

Date:___________________         Your Signature:___________________
                                 (Sign exactly as your name appears on the Note)


Tax Identification No.:___________________



Signature Guarantee:_____________________

              SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

         The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

                                                                           Principal Amount of
                           Amount of decrease     Amount of increase in     this Global Note         Signature of
                           in Principal Amount          Principal            following such       authorized officer
                                of this           Amount of this Global         decrease            of Trustee or
    Date of Exchange        Global Note                  Note                 (or increase)         Note Custodian
    ----------------       -------------------    ----------------------   -------------------    ------------------


                                   EXHIBIT A-2

               11 1/4% [Series A][Series B] Senior Notes due 2010


                  (Face of Regulation S Temporary Global Note)


================================================================================

                                                                  CUSIP:

                             % Senior Notes due 2010

No.:___                                                          $____________

                     Pegasus Satellite Communications, Inc.


promises to pay to_____________________________________________

or registered assigns,

the principal sum of___________________________________________

Dollars on January 15, 2010.

Interest Payment Dates:         and         , commencing      , 2002.


Record Dates:           and            .


                                   Dated:__________________

                                   Pegasus Satellite Communications, Inc.

                                   By:  __________________________
                                            Name:
                                            Title:

This is one of the Notes referred to in the within-mentioned Indenture:

J.P. Morgan Trust Company,
  National Association, as Trustee


By:_______________________________
   Authorized Signatory

                  (Back of Regulation S Temporary Global Note)


               11 1/4% [Series A][Series B] Senior Notes due 2010


                  THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN).

                  THIS GLOBAL NOTE IS HELD BY THE DEPOSITORY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION
2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITORY WITH THE PRIOR WRITTEN CONSENT OF ITS ISSUER.

                  THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A)(1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFF-SHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT,
(3) TO AN INSTITUTIONAL ACCREDITED INVESTOR AS DEFINED IN RULE 501(a)(1), (2),
(3) OR (7) OF REGULATION D IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (5) PURSUANT TO ANOTHER EXEMPTION FROM REGISTRATION AVAILABLE UNDER THE SECURITIES ACT OR (6) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES.

                  Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

                  1. INTEREST. Pegasus Satellite Communications, Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at 11 1/4% per annum from December 19, 2001 until maturity and shall pay the Liquidated Damages payable pursuant to Section 5 of the Registration Rights Agreement referred to below. The Company will pay interest and Liquidated Damages semi-annually on January 15 and July 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be July 15, 2002. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                  2. METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) and Liquidated Damages to the Persons who are registered Holders of Notes at the close of business on the January 1 or July 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium and Liquidated Damages, if any, and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest and Liquidated Damages may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Liquidated Damages on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

                  3. PAYING AGENT AND REGISTRAR. Initially, J.P. Morgan Trust Company, National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company may act in any such capacity.

                  4. INDENTURE. The Company issued the Notes under an Indenture dated as of December 19, 2001 (the "Indenture") between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code ss.ss. 77aaa-77bbbb) (the "TIA"). The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. The Notes are general obligations of the Company.

                  5.       OPTIONAL REDEMPTION.

                   (a) The Notes will not be redeemable at the Company's option prior to January 15, 2006. The Notes may be redeemed, in whole or in part, at the option of the Company on or after January 15, 2006, at the redemption prices specified below (expressed as percentages of the principal amount thereof), in each case, together with accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of redemption, upon not less than 30 nor more than 60 days' notice, if redeemed during the twelve-month period beginning on January 15 of the years indicated below:


                                                           Redemption
Year                                                          Price
----                                                       ----------
2006                                                        105.625%
2007                                                        102.813%
2008 and thereafter                                         100.000%

                  (b) Notwithstanding the foregoing, prior to January 15, 2005, the Company may, on any one or more occasions, use the net proceeds of one or more offerings of its Capital Stock to redeem up to 35% of the aggregate principal amount of all notes that had been issued under the Indenture up to the time of redemption at a redemption price of 111.250% the principal amount of the notes redeemed, plus accrued and unpaid interest and Liquidated Damages, if any, to the date of redemption; provided that, after any such redemption, the aggregate principal amount of the Notes outstanding (excluding Notes held by the Company and its Subsidiaries) must equal at least 65% of the Notes that had been issued under the Indenture up to the time of redemption; and provided further, that any such redemption shall occur within 90 days of the date of closing of such offering of Capital Stock of the Company.

                  6. MANDATORY REDEMPTION. The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

                  7. REPURCHASE AT OPTION OF HOLDER.

                  (a) Upon the occurrence of a Change of Control the Company shall be obligated to make an offer (a "Change in Control Offer") to each Holder of Notes to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes at an offer price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase (the "Change of Control Payment"). Within ten days following any Change of Control, the Company shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes pursuant to the procedures required by the Indenture and described in such notice.

                  (b) If the Company or a Restricted Subsidiary consummates any Asset Sale, within five days of each date on which the aggregate amount of Excess Proceeds exceeds $25.0 million, the Company shall commence an offer to all Holders of Notes and the holders of Pari Passu Debt, to the extent required by the terms thereof (an "Asset Sale Offer") to purchase the maximum principal amount of Notes and Pari Passu Debt that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus, in each case, accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase, in accordance with the procedures set forth in the Indenture or the agreements governing Pari Passu Debt, as applicable; provided, however, that the Company may only purchase Pari Passu Debt in an Asset Sale Offer that was issued pursuant to an indenture having a provision substantially similar to the Asset Sale Offer provision contained in the Indenture. If the aggregate principal amount of Notes and Pari Passu Debt surrendered exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and Pari Passu Debt to be purchased on a pro rata basis, based upon the principal amount thereof surrendered in such Asset Sale Offer. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes.

                  8. NOTICE OF REDEMPTION. Notice of Redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

                  9. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in all appropriate denominations. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not transfer or exchange any Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not transfer or exchange any Note for a period of 15 Business Days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

                  10. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

                  11. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture, the Notes or the Subsidiary Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes, and any existing default or compliance with any provision of the Indenture, the Notes or the Subsidiary Guarantees may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes. Without the consent of any Holder of a Note, the Indenture, the Notes or the Subsidiary Guarantees may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's or any Subsidiary Guarantor's obligations to Holders of the Notes in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA or to allow any Subsidiary Guarantor to guarantee the Notes.

                  12. DEFAULTS AND REMEDIES. Each of the following constitutes an Event of Default: (i) default by the Company in the payment of interest and Liquidated Damages, if any, on the Notes when the same becomes due and payable and the Default continues for a period of 30 days; (ii) default by the Company in the payment of the principal of or premium, if any, on the Notes when the same becomes due and payable at maturity, upon redemption or otherwise; (3) failure by the Company or any Subsidiary to comply with Sections 4.07, 4.09, 4.10, 4.15, or 5.01 of the Indenture; (4) failure by the Company or any Subsidiary for 60 days after notice to comply with any of its other agreements in the Indenture or the Notes; (5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee now exists, or shall be created hereafter, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $25.0 million or more; (6) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Company or any Restricted Subsidiary that would be a Significant Subsidiary and such judgment or judgments remain unpaid, undischarged or unstayed for a period of 60 days, provided that the aggregate of all such undischarged judgments exceeds $25.0 million; (7) certain events of bankruptcy or insolvency with respect to the Company, any Restricted Subsidiary that would constitute a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary and (8) the termination of any Subsidiary Guarantee for any reason not permitted by the Indenture, or the denial by any Subsidiary Guarantor or any Person acting on behalf of any Subsidiary Guarantor of such Subsidiary Guarantor's obligations under its respective Subsidiary Guarantee. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company, any Restricted Subsidiary that would constitute a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest or Liquidated Damages, if any) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of principal, interest or premium or Liquidated Damages, if any, on the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

                  13. TRUSTEE DEALINGS WITH THE COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

                  14. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the Company or any Subsidiary Guarantor as such, shall have any liability for any obligations of the Company or the Subsidiary Guarantors under the Notes, the Subsidiary Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

                  15. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

                  16. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                  17. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.


          The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

                               Pegasus Satellite Communications, Inc.
                               c/o Pegasus Communications Management Company 225 City Line Avenue
                               Suite 200
                               Bala Cynwyd, PA 19004
                               Attention:  Chief Financial Officer

                                 ASSIGNMENT FORM

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

--------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
(Print or type assignee's name, address and zip code)

and irrevocably appoint ______________________________________________________
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

--------------------------------------------------------------------------------

Date: ________________
                                   Your Signature:__________________
                                   (Sign exactly as your name appears on the face of this Note)

Signature Guarantee.

                       OPTION OF HOLDER TO ELECT PURCHASE
                  If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.15 of the Indenture, check the box below:

[ ] Section 4.10  [ ] Section 4.15

                  If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased: $___________

Date:___________________        Your Signature:___________________
                                (Sign exactly as your name appears on the Note)


Tax Identification No.:___________________



Signature Guarantee:_____________________

              SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

         The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

                                                                           Principal Amount of
                           Amount of decrease     Amount of increase in     this Global Note         Signature of
                           in Principal Amount          Principal            following such       authorized officer
                               of this             Amount of this Global         decrease            of Trustee or
    Date of Exchange         Global Note                  Note               (or increase)          Note Custodian
    ----------------       -------------------    ----------------------   --------------------   -----------------

                                    EXHIBIT B


                         FORM OF CERTIFICATE OF TRANSFER


Pegasus Satellite Communications, Inc.
c/o Pegasus Communications Management Company
225 City Line Avenue
Suite 200
Bala Cynwyd, PA 19004

J.P. Morgan Trust Company, National Association
One Liberty Place, 52nd Floor
1650 Market Street
Philadelphia, PA 19103

                  Re:      11 1/4% Senior Notes due 2010


                  Reference is hereby made to the Indenture, dated as of December 19, 2001 (the "Indenture"), between Pegasus Satellite Communications, Inc., as issuer (the "Company"), and J.P. Morgan Trust Company, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                  ______________, (the "Transferor") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the "Transfer"), to __________ (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. |_| Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Definitive Note Pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

2. |_| Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act, and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

3. |_| Check and complete if Transferee will take delivery of a beneficial interest in the AI Global Note or a Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

                  (a) |_| such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                       or

                  (b) |_| such Transfer is being effected to the Company or a subsidiary thereof;

                                       or

                  (c) |_| such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

                                       or

                  (d) |_| such Transfer is being effected to an Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the AI Global Note and/or the Definitive Notes and in the Indenture and the Securities Act.

4. |_| Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

                  (a) |_| Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

                  (b) |_| Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

                  (c) |_| Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

                  This certificate and the statements contained herein are made for your benefit and the benefit of the Company.



                                           -----------------------------------
                                           [Insert Name of Transferor]



                                           By:
                                              --------------------------------
                                             Name:
                                             Title:
Dated:            ,
      ------------  -------

                       ANNEX A TO CERTIFICATE OF TRANSFER

1.       The Transferor owns and proposes to transfer the following:

                            [CHECK ONE OF (a) OR (b)]

         (a)      |_|  a beneficial interest in the:

                  (i)      |_|  144A Global Note (CUSIP          ), or
                                                        ---------

                  (ii)     |_|  Regulation S Global Note (CUSIP          ), or
                                                                ---------

                  (iii)    |_|  AI Global Note (CUSIP         ); or
                                                      --------

         (b)      |_|  a Restricted Definitive Note.

2.       After the Transfer the Transferee will hold:

                                   [CHECK ONE]

         (a)      |_|  a beneficial interest in the:

                  (i)      |_|  144A Global Note (CUSIP         ), or
                                                        --------
                  (ii)     |_|  Regulation S Global Note (CUSIP         ), or
                                                                --------
                  (iii)    |_|  AI Global Note (CUSIP         ); or
                                                      --------
                  (iv)     |_|  Unrestricted Global Note (CUSIP         ); or

         (b)      |_|  a Restricted Definitive Note; or

         (c)      |_|  an Unrestricted Definitive Note,

              in accordance with the terms of the Indenture.

                                    EXHIBIT C

                         FORM OF CERTIFICATE OF EXCHANGE
                              (CUSIP______________)


Pegasus Satellite Communications, Inc.
c/o Pegasus Communications Management Company
225 City Line Avenue
Suite 200
Bala Cynwyd, PA 19004

J.P. Morgan Trust Company, National Association
One Liberty Place, 52nd Floor
1650 Market Street
Philadelphia, PA 19103

                  Re:      11 1/4% Senior Notes due 2010

                  Reference is hereby made to the Indenture, dated as of December 19, 2001 (the "Indenture"), between Pegasus Satellite Communications, Inc., as issuer (the "Company"), and J.P. Morgan Trust Company, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                  ____________, (the "Owner") owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $____________ in such Note[s] or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

                  (a) |_| Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                  (b) |_| Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                  (c) |_| Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                  (d) |_| Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes.

                  (a) |_| Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

                  (b) |_| Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the [CHECK ONE] |_| 144A Global Note, |_| Regulation S Global Note, |_| AI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

                  This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                              -----------------------------------
                                       [Insert Name of Owner]


                              By: _______________________________
                                  Name:
                                  Title:

Dated: ________________, ____

                                    EXHIBIT D

                            FORM OF CERTIFICATE FROM
                          ACQUIRING ACCREDITED INVESTOR


Pegasus Satellite Communications, Inc.
c/o Pegasus Communications Management Corporation
225 City Line Avenue
Suite 200
Bala Cynwyd, PA 19004

J.P. Morgan Trust Company, National Association
One Liberty Place, 52nd Floor
1650 Market Street
Philadelphia, PA 19103

         Re:      11 1/4% Senior Notes due 2010

                  Reference is hereby made to the Indenture, dated as of December 19, 2001 (the "Indenture"), between Pegasus Satellite Communications, Inc., as issuer (the "Company"), and J.P. Morgan Trust Company, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                  In connection with our proposed purchase of $____________ aggregate principal amount of:

                  (a) |_| a beneficial interest in a Global Note, or

                  (b) |_| a Definitive Note,

                  we confirm that:

                  1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the "Securities Act").

                  2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (c) an "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses
(A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

                  3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect. We further understand that any subsequent transfer by us of the Notes or beneficial interest therein acquired by us must be effected through one of the Placement Agents.

                  4. We are an "accredited investor" (as defined in Rule 501(a)(1), (2), (3), (5), (6), (7) or (8) of Regulation D under the Securities
Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

                  5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an "accredited investor") as to each of which we exercise sole investment discretion.

                  You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.


                                      ------------------------------------
                                      [Insert Name of Accredited Investor]



                                      By: _________________________________
                                          Name:
                                          Title:


Dated: __________________, ____

                                    EXHIBIT E

                      FORM OF SUPPLEMENTAL INDENTURE TO BE
                       DELIVERED BY SUBSIDIARY GUARANTORS


                  SUPPLEMENTAL INDENTURE (this "Supplemental Indenture") dated as of ____________________, between _____________________ (the "Subsidiary
Guarantor"), a subsidiary of Pegasus Satellite Communications, Inc. (or its successor), a company incorporated under the laws of the State of Delaware (the "Company"), and J.P. Morgan Trust Company, National Association, as trustee under the indenture referred to below (the "Trustee").

                                W I T N E S E T H

                  WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of December 19, 2001, providing the terms of the Company's 11 1/4% Senior Notes due 2010 (the "Notes");

                  WHEREAS, Section 4.17 of the Indenture provides that, under certain circumstances, the Company is required to cause the Subsidiary Guarantor to execute and deliver to the Trustee a Subsidiary Guarantee on the terms and conditions set forth herein; and

                  WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

                  NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Subsidiary Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

                  1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

                  2. INDENTURE PROVISION PURSUANT TO WHICH GUARANTEE IS GIVEN. This Supplemental Indenture is being executed and delivered pursuant to Section
4.17 of the Indenture.

                  3. AGREEMENTS TO GUARANTEE. The Subsidiary Guarantor hereby agrees as follows:

                           (a) The Subsidiary Guarantor, jointly and severally
with all other Subsidiary Guarantors, if any, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, regardless of the validity and enforceability of the Indenture, the Notes and the obligations of the Company under the Indenture and the Notes, that:

                                    (i) the principal of, premium, if any, and
interest on the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium, if any, and interest on the Notes, to the extent lawful, and all other obligations of the Company to the Holders or the Trustee thereunder shall be promptly paid in full, all in accordance with the terms thereof; and

                                    (ii) in case of any extension of time for
payment or renewal of any Notes or any of such other obligations, that the same shall be promptly paid in full when due in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

                  Notwithstanding the foregoing, in the event that this Subsidiary Guarantee would constitute or result in a violation of any applicable fraudulent conveyance or similar law of any relevant jurisdiction, the liability of the Subsidiary Guarantor under this Supplemental Indenture and its Subsidiary Guarantee shall be limited to such amount as will not, after giving effect thereto, and to all other liabilities of the Subsidiary Guarantor, result in such amount constituting a fraudulent transfer or conveyance.

                  4. EXECUTION AND DELIVERY OF SUBSIDIARY GUARANTEES.

                           (a) To evidence its Subsidiary Guarantee set forth in
this Supplemental Indenture, the Subsidiary Guarantor hereby agrees that a notation of such Subsidiary Guarantee substantially in the form of Annex A hereto shall be endorsed by an officer of such Subsidiary Guarantor on each Note authenticated and delivered by the Trustee after the date hereof.

                           (b) Notwithstanding the foregoing, the Subsidiary
Guarantor hereby agrees that its Subsidiary Guarantee set forth herein shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.

                           (c) If an officer whose signature is on this
Supplemental Indenture or on the Subsidiary Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Subsidiary Guarantee is endorsed, the Subsidiary Guarantee shall be valid nevertheless.

                           (d) The delivery of the Note by the Trustee, after
the authentication thereof under the Indenture, shall constitute due delivery of the Subsidiary Guarantee set forth in this Supplemental Indenture on behalf of the Subsidiary Guarantor.

                           (e) The Subsidiary Guarantor hereby agrees that its
obligations hereof shall be unconditional, regardless of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

                           (f) The Subsidiary Guarantor hereby waives diligence,
presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that its Subsidiary Guarantee made pursuant to this Supplemental Indenture will not be discharged except by complete performance of the obligations contained in the Notes and the Indenture or pursuant to Section 5(b) of this Supplemental Indenture.


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

                           (g) If the Trustee or any Holder has instituted any
proceeding to enforce any right or remedy under this Supplemental Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then, and in every such case, subject to any determination in such proceeding, the Subsidiary Guarantor, the Trustee and the Holders shall be restored severally and respectively to their former positions hereof and thereafter all rights and remedies of the Subsidiary Guarantor, the Trustee and the Holders shall continue as though no such proceeding had been instituted.

                           (h) The Subsidiary Guarantor hereby waives and will
not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Subsidiary Guarantor as a result of any payment by such Subsidiary Guarantor under its Subsidiary Guarantee. The Subsidiary Guarantor further agrees that, as between the Subsidiary Guarantors, on the one hand, and the Holders and the Trustee, on the other hand:

                                    (i) the maturity of the obligations
guaranteed hereby may be accelerated as provided in Article Six of the Indenture for the purposes of the Subsidiary Guarantee made pursuant to this Supplemental Indenture, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby; and

                                    (ii) in the event of any declaration of
acceleration of such obligations as provided in Article Six, such obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantor for the purpose of the Subsidiary Guarantee made pursuant to this Supplemental Indenture.

                           (i) The Subsidiary Guarantor shall have the right to
seek contribution from any other non-paying Subsidiary Guarantor, if any, so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantee made pursuant to this Supplemental Indenture.

                           (j) The Subsidiary Guarantor covenants (to the extent
that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of the Indenture or this Subsidiary Guarantee; and the Subsidiary Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.


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

                  5. SUBSIDIARY GUARANTOR MAY CONSOLIDATE, ETC. ON CERTAIN
TERMS.

                           (a) Except as set forth in Articles Four and Five of
the Indenture, nothing contained in the Indenture, this Supplemental Indenture or in the Notes shall prevent any consolidation or merger of the Subsidiary Guarantor with or into the Company or any other Subsidiary Guarantor or shall prevent any transfer, sale or conveyance of the property of the Subsidiary Guarantor as an entirety or substantially as an entirety, to the Company or any other Subsidiary Guarantor.

                           (b) Except as set forth in Article Four and Five of
the Indenture, upon the sale or disposition of all of the assets of any Subsidiary Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the capital stock of any Subsidiary Guarantor, then such Subsidiary Guarantor (in the even of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all the capital stock of such Subsidiary Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all of the assets of such Subsidiary Guarantor) will be released and relieved of any obligation under its Subsidiary Guarantee; provided that the Net Proceeds of such sale or other disposition are applied in accordance with Section 4.10 of the Indenture. Except with respect to transactions set forth in the preceding sentence, the Company and the Subsidiary Guarantor covenant and agree that upon any such merger, consolidation or sale of assets, the performance of all covenants and conditions of this Supplemental Indenture to be performed by such Subsidiary Guarantor shall be expressly assumed by supplemental indenture satisfactory in form to the Trustee, by the corporation formed by such consolidation, or into which the Subsidiary Guarantor shall have merged, or by the corporation which shall have acquired such property. Upon receipt of an Officers' Certificate of the Company or the Subsidiary Guarantor, as the case may be, to the effect that the Company or such Subsidiary Guarantor has complied with the first sentence of this Section 5(b), the Trustee shall execute any documents reasonably requested by the Company or the Subsidiary Guarantor, at the cost of the Company or such Subsidiary Guarantor, as the case may be, in order to evidence the release of such Subsidiary Guarantor from its obligations under its Guarantee endorsed on the Notes and under the Indenture and this Supplemental Indenture.

                  6. RELEASES UPON RELEASE OF GUARANTEE OF GUARANTEED INDEBTEDNESS. Concurrently with the release or discharge of the Subsidiary Guarantor's guarantee of the payment of [describe indebtedness the guarantee of which gave rise to the delivery of this Supplemental Indenture] ("Guaranteed Debt") (other than a release or discharge by or as a result of payment under such guarantee of Guaranteed Indebtedness), the Subsidiary Guarantor shall be automatically and unconditionally released and relieved of its obligations under this Supplemental Indenture and its Subsidiary Guarantee made pursuant to
Section 4 of this Supplemental Indenture. Upon delivery by the Company to the Trustee of an Officer's Certificate to the effect that such release or discharge has occurred, the Trustee shall execute any documents reasonably required in order to evidence the release of the Subsidiary Guarantor from its obligations under this Supplemental Indenture and its Subsidiary Guarantee made pursuant hereto; provided such documents shall not affect or impair the rights of the Trustee and Paying Agent under Section 7.07 of the Indenture.

                  7. NEW YORK LAW TO GOVERN. The internal law of the State of New York shall govern and be used to construe this Supplemental Indenture.


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

                  8. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

                  9. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not effect the construction hereof.

                         [Signatures on following page]


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


                  IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.



Dated:          ,                         [Subsidiary Guarantor]
      ----------  ---------------

                                          By:___________________________
                                               Name:
                                               Title:

Dated:          ,
      ---------- ---------------

                                            as Trustee

                                          By:__________________________
                                               Name:
                                               Title:

                        ANNEX A TO SUPPLEMENTAL INDENTURE

                FORM OF NOTATION OF SUBSIDIARY GUARANTEE ON NOTE

                  Each Subsidiary Guarantor (as defined in the Indenture) has jointly and severally unconditionally guaranteed (a) the due and punctual payment of the principal of, premium, if any, and interest on the Notes, whether at stated maturity or an Interest Payment Date, by acceleration, call for redemption or otherwise, (b) the due and punctual payment of interest on the overdue principal and premium of, and interest, to the extent lawful, on the Notes and (c) that in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same will be promptly paid in full when due in accordance with the terms of the extension of renewal, whether at stated maturity, by acceleration or otherwise.

                  Notwithstanding the foregoing, in the event that the Subsidiary Guarantee would constitute or result in a violation of any applicable fraudulent conveyance or similar law of any relevant jurisdiction, the liability of the Subsidiary Guarantor under its Subsidiary Guarantee shall be limited to such amount as will not, after giving effect thereto, and to all other liabilities of the Subsidiary Guarantor, result in such amount constituting a fraudulent transfer or conveyance.

                  The Subsidiary Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which the Subsidiary Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual or facsimile signature of one of its authorized officers.

Dated:_______________________________       [Subsidiary Guarantor]

                                             By:________________________________
                                             Name:
                                             Title:


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